UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss.240.14a-12

                                 NCT GROUP, INC.
    ------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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     Rule  0-11(a)(2)  and identify the filing for which the  offsetting fee was paid  previously.  Identify the previous filing by  registration  statement
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

                                 NCT Group, Inc.
                                20 Ketchum Street
                           Westport, Connecticut 06880




May 16, 2005


Dear Stockholder:


You are cordially invited to attend the annual meeting of stockholders of NCT Group, Inc. to be held at 10:00 a.m., local time, on Tuesday, June 28, 2005 at The Westport Inn, 1595 Post Road East, Westport, Connecticut 06880. All stockholders of record as of April 29, 2005 are entitled to vote at the annual meeting. I urge you to be present in person or represented by proxy at the annual meeting.

The attached notice of annual meeting and proxy statement fully describe the formal business to be transacted at the annual meeting. At the annual meeting, you will be asked to consider and approve, among other things, an amendment to NCT's Second Restated Certificate of Incorporation to increase the number of authorized shares of our common stock. In addition, you will be asked to consider and approve an amendment to our 2001 Stock and Incentive Plan to increase the number of shares of common stock available for issuance under the plan. We urge you to review the attached material carefully and to submit your proxy promptly.

Our directors and officers will be present to help host the annual meeting and to respond to questions that our stockholders may have. I hope that you will be able to attend. If you plan to attend the annual meeting, please follow the advance registration instructions described in this proxy statement.

Whether or not you plan to attend, you can be sure your votes are represented at the annual meeting by promptly voting and submitting your proxy. If you attend the annual meeting, you may vote in person even if you have previously submitted your proxy.

On behalf of your board of directors, thank you for your support.

Sincerely,


Michael J. Parrella
Chief Executive Officer and
Chairman of the Board

                                 NCT GROUP, INC.
                                20 Ketchum Street
                           Westport, Connecticut 06880
                                 ---------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD JUNE 28, 2005
                                 ---------------

To Our Stockholders:

     The annual meeting of stockholders of NCT Group, Inc., a Delaware corporation, will be held at The Westport Inn, 1595 Post Road East, Westport, Connecticut 06880 on Tuesday, June 28, 2005 at 10:00 a.m., local time. At the annual meeting, we will:

1.   Elect five directors for the next year;

2. Consider and act upon an amendment to NCT's Second Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 645 million shares to 5.622 billion shares;

3. Consider and act upon an amendment to NCT's 2001 Stock and Incentive Plan to increase the number of shares of common stock available for issuance from 18 million shares to 618 million shares; and

4. Transact such other business as may properly come before the annual meeting.

     These items are more fully described in the accompanying proxy statement. All stockholders of record at the close of business on April 29, 2005 are entitled to notice of, and to vote at, the annual meeting and at any adjournments or postponements of the meeting.

     Your vote is very important. Most stockholders have a choice of voting by telephone, on the Internet or by mail using a traditional proxy card. Please refer to the proxy card or other voting instructions included with these proxy materials for information on the voting methods available to you. If you vote by telephone or on the Internet, you do not need to return your proxy card.

By order of the board of directors,


Mark Melnick
Secretary


Westport, Connecticut
May 16, 2005

                                 NCT GROUP, INC.
                                20 Ketchum Street
                           Westport, Connecticut 06880
                                 ---------------

                                 PROXY STATEMENT
                                 ---------------


     We are providing this proxy statement in connection with the solicitation of proxies by the board of directors of NCT Group, Inc. to be voted at our annual meeting to be held at 10:00 a.m., local time, on June 28, 2005 at The Westport Inn, 1595 Post Road East, Westport, Connecticut 06880. We began sending this proxy statement and proxy form on May 16, 2005 to all stockholders of record at the close of business on April 29, 2005. As used in this proxy statement, "NCT," "we," "us" and "our" refer to NCT Group, Inc., together with its subsidiaries, unless the context indicates otherwise.

Admission to Annual Meeting

     Either an admission ticket or proof of ownership of our common stock, as well as a form of picture identification, must be presented in order to be admitted to the annual meeting. If you are a holder of record (that is, if your shares are registered in your own name with our transfer agent), an admission ticket is attached to your proxy card. If you plan to attend the annual meeting, please vote your proxy but keep the admission ticket and bring it with you to the annual meeting.

     If you hold your shares of common stock in street name (that is, if you hold your shares through a bank, broker or other holder of record) and you plan to attend the annual meeting, you must present proof of your ownership as of April 29, 2005 of our common stock, such as a bank or brokerage firm account statement, to be admitted to the annual meeting. If you would rather have an admission ticket, you can obtain one in advance by mailing a written request, along with your proof of ownership of our common stock to:

NCT Investor Relations
20 Ketchum Street
Westport, CT 06880

Stockholders Entitled to Vote

     Only stockholders of record at the close of business on April 29, 2005 will be entitled to vote at the annual meeting. As of that date, we had 641,970,392 outstanding shares of common stock. Each share of our common stock is entitled to one vote on each matter properly brought before the annual meeting.

     The names of stockholders of record entitled to vote at the annual meeting will be available at the annual meeting and for ten days prior to the annual meeting for any purpose germane to the meeting, during normal business hours, at our principal executive offices, by contacting our corporate secretary.

Submitting and Revoking Proxies

     If you are a holder of record, you may vote by mail using the enclosed proxy card or by attending the annual meeting and voting in person. If you hold your shares in street name, please refer to the information on the voting instruction form forwarded to you by your bank, broker or other holder of record to see which voting options are available to you.

     If you vote by mail, simply mark, sign and date your proxy card and return it in the enclosed postage pre-paid envelope provided.

     If you hold your shares in street name, you may also be able to vote (1) by calling the toll-free number on your voting instruction form or (2) on the Internet by following the directions for Internet voting on your voting instruction form.

     You may revoke your proxy at any time before it is voted at the annual meeting by:

o    written notice to our corporate secretary;
o timely delivery of a valid, later dated proxy, or if applicable, a later dated vote by telephone or on the Internet; or
o    voting by ballot at the annual meeting.

     Written revocations of a prior vote must be sent by mail to Mark Melnick, Secretary, at NCT Group, Inc., 20 Ketchum Street, Westport, CT 06880. If you attend the meeting and vote in person, your vote will revoke any previously submitted proxy.

Voting at the Annual Meeting

     The method by which you vote will not limit your right to vote at the annual meeting if you decide to attend in person. If you want to vote in person at the annual meeting and you hold your shares in street name, you must obtain an additional proxy from your bank, broker or other holder of record authorizing you to vote. You must bring this proxy to the meeting.

     All shares that have been properly voted and not revoked will be voted at the annual meeting. If you sign and return your proxy card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the board of directors.

Required Vote

     The presence of the holders of a majority of the outstanding shares of our common stock entitled to vote at the annual meeting, present in person or represented by proxy, is necessary to constitute a quorum. Abstentions and "broker non-votes" are counted as present and entitled to vote for purposes of determining a quorum. A "broker non-vote" occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

     If you are a beneficial stockholder and your broker holds your shares in its name, the broker is permitted to vote your shares on the election of directors even if the broker does not receive voting instructions from you. Your broker may not vote your shares on the proposals relating to the amendment of our Second Restated Certificate of Incorporation or the amendment of our 2001 Stock and Incentive Plan absent instructions from you. Without your voting instructions on these items, a broker non-vote will occur.

     A plurality of the votes cast is required for the election of directors. This means that the director nominee with the most votes for a particular slot is elected for that slot. Only votes "for" or "withheld" affect the outcome. Abstentions are not counted for purposes of the election of directors.

     The affirmative vote of a majority of all of the outstanding shares of our common stock is required to approve Proposal No. 2 (the amendment of our Second Restated Certificate of Incorporation). Abstentions or broker non-votes with respect to this proposal will have the effect of a vote against this proposal.

     The affirmative vote of a majority of the shares of our common stock present, in person or represented by proxy, at the annual meeting is required to approve Proposal No. 3 (the amendment of our 2001 Stock and Incentive Plan) and to transact such other business as may properly come before the annual meeting. Abstentions are treated as shares present or represented and voting, so they will have the same effect as a vote against this proposal. Broker non-votes on this proposal will have no effect.

Voting on Other Matters

     The board of directors is not aware of any matters that are expected to come before the annual meeting other than those described in this proxy statement. If any other matter should come before the annual meeting, the persons named in the accompanying proxy intend to vote the proxies in accordance with their best judgment.

Householding Information

     We have adopted a procedure approved by the Securities and Exchange Commission called "householding." Under this procedure, stockholders of record who have the same address and last name will receive only one copy of our proxy statement and annual report to stockholders unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure will reduce our printing costs and postage fees. Stockholders who participate in householding will continue to receive separate proxy cards.

     If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of our proxy statement and annual report to stockholders, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact our transfer agent, American Stock Transfer & Trust Company, in writing at 59 Maiden Lane, New York, NY 10038, or by telephone at 1-800-937-5449.

     If you participate in householding and wish to receive a separate copy of this proxy statement or 2004 annual report to stockholders, or if you do not wish to participate in householding and prefer to receive separate copies of these documents in the future, please contact American Stock Transfer & Trust Company as indicated above.

     If you hold your shares in street name, you can request information about householding from your bank, broker or other holder of record.

Cost of Proxy Solicitation

     We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by our directors, officers or employees in person or by mail, telephone, electronic transmission or facsimile transmission. We have hired Morrow & Co., Inc. to solicit proxies. We will pay Morrow & Co. a fee of approximately $6,500, plus reasonable expenses, for these services. In addition, we will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of our common stock.

                        PROPOSAL 1. ELECTION OF DIRECTORS

     Our board of directors currently has five members. Each of these board members is standing for reelection, to hold office until our next annual meeting of stockholders, and until his or her successor has been elected and qualified or until his or her earlier death, resignation or retirement. Three of the five directors are currently our employees. The board of directors has determined that the two non-employee directors are independent as defined under the rules of the Nasdaq Stock Market.

     The persons named in the enclosed proxy intend to vote the proxy for the election of each of these nominees, unless you indicate on the proxy card that your vote should be withheld from any or all of the nominees.

     We expect each nominee for election as a director to be able to serve if elected. If any nominee is not able or unwilling to serve, proxies will be voted in favor of the remainder of those nominated and may be voted for substitute nominees, unless the board chooses to reduce the number of directors serving on the board.

     The principal occupation and certain other information about the nominees are set forth below.

     The board of directors unanimously recommends a vote FOR the election of these nominees as directors.

                            Director
Name                  Age     Since        Positions and Offices
----                  ---     ----        ---------------------
Michael J. Parrella    57     1986        Chief Executive Officer and Chairman
                                              of the Board
John J. McCloy II      67     1986        Director
Sam Oolie              68     1986        Director
Irene Lebovics         52     2001        President and Director
Cy E. Hammond          50     2004        Senior Vice President, Chief Financial
                                              Officer, Treasurer and Director

     Michael J. Parrella has served as our Chief Executive Officer since August 1995, as our Chairman of the Board since April 2000 and as a director since 1986. He previously served as our President from August 1995 to April 2000, our Executive Vice President from November 1994 to July 1995 and as our President and Chief Operating Officer from February 1988 to November 1994. Mr. Parrella also serves as an officer or director of various subsidiaries, including as a director of Pro Tech Communications, our publicly traded, majority-owned subsidiary.

     John J. McCloy II has served as a director since 1986. He previously served as our Chief Executive Officer from September 1987 to November 1994, our Chairman of the Board from September 1986 to November 1994, our Chief Financial Officer from November 1990 to February 1993 and as our Secretary-Treasurer from October 1986 to September 1987. Since 1981, Mr. McCloy has been a private investor concentrating on venture capital and early stage investment projects in a variety of industries. Mr. McCloy is the Chairman of Gravitas Technology, Inc. and is a director of the Sound Shore Fund, Inc., Ashland Management and the American Council on Germany.

     Sam Oolie has served as a director since 1986. He has served as Chairman of Oolie Enterprises, a private investment company, since 1985 and as Chairman of the Board, Chief Operating Officer and Chief Financial Officer of NoFire Technologies, Inc., a manufacturer of high performance fire retardant products, since August 1995. Mr. Oolie currently serves as a director of Comverse Technology, Inc., a manufacturer of voice storage and forwarding systems and message management computer services.

     Irene Lebovics has served as our President since April 2000 and as a director since April 2001. She previously served as our Executive Vice President from February 1999 to April 2000, our Secretary from February 1999 until September 2001, a Senior Vice President from January 1993 to February 1999 and as a Vice President from July 1989 to January 1993. Prior to joining us, Ms. Lebovics held various positions in product marketing with Philon and Bristol-Myers and in advertising with McCaffrey and McCall. Ms. Lebovics also serves as an officer or director of various subsidiaries, including as a director of Pro Tech. Ms. Lebovics is the spouse of Irving Lebovics, our Senior Vice President, Global Sales.

     Cy E. Hammond has served as our Senior Vice President, Chief Financial Officer and Treasurer since January 1996 and as a director since March 2004. He previously served as a Vice President from February 1994 to January 1996 and as Controller from January 1990 to January 1994. Prior to joining us, Mr. Hammond served as Treasurer and Director of Finance for Alcolac, Inc., a multinational specialty chemical producer, and in several senior finance positions at the Research Division of W.R. Grace & Co., including management of the division's worldwide financial operations. Mr. Hammond also serves as an officer or director of various subsidiaries, including as a director of Pro Tech.

Board of Directors and Committees

     The board of directors currently consists of five directors. In March 2004, the board of directors filled a vacancy on the board by appointing Mr. Hammond to serve as a director until the election of directors at the next annual meeting of stockholders.

     The board of directors held two meetings and acted by unanimous written consent 18 times during 2004. No incumbent director during 2004 attended fewer than 75% of the aggregate of: (1) the total number of meetings of the board of directors held during 2004, and (2) the total number of meetings held by all committees of the board of directors on which he or she served during 2004.

     The two standing committees of the board of directors are the audit committee and the compensation committee.

     The members of the audit committee are Messrs. McCloy and Oolie. The audit committee oversees our independent registered public accountants and oversees our management on matters relating to accounting, financial reporting and disclosure, internal controls and compliance with laws, regulations and corporate policies. A copy of the Audit Committee Charter is attached as Annex I to this proxy statement. Although the board of directors has determined that both audit committee members are "independent" as defined under the rules of the Nasdaq Stock Market for general board purposes, Mr. McCloy does not satisfy the additional independence criteria applicable to audit committee members because of a consulting relationship between us and a company controlled by Mr. McCloy. See "Certain Relationships and Related Transactions - SpringerRun, Inc." below. In addition, the board of directors has determined that Mr. McCloy qualifies as an "audit committee financial expert" as defined by the Securities and Exchange Commission. The audit committee held five meetings during 2004. The audit committee's report appears beginning on page 37 below.

     The members of the compensation committee are Messrs. McCloy and Oolie. The compensation committee reviews, recommends and approves salaries and other compensation of our executive officers. The compensation committee administers our stock incentive plans, including reviewing, recommending and approving stock and option awards to our executive officers. The compensation committee held three meetings during 2004. The compensation committee's report appears beginning on page 28 below.

     The board of directors does not have a nominating committee. The board as a whole performs the function of recommending potential nominees for board positions. The board will consider candidates for director suggested by our stockholders, provided that the recommendations are made in accordance with the procedures described in this proxy statement under the heading "Stockholder Proposals and Recommendations of Director Nominees for our 2006 Annual Meeting" on page 39 below. Because we have not historically been presented with a nominee for director by any of our stockholders, the board of directors does not currently have in place a formal process for nominating directors. However, stockholder recommendations that comply with these procedures will receive the same consideration as the board's nominees. In general, the board of directors will continue to nominate incumbent directors whom the board believes will continue to make important contributions to the board.

Compensation of Directors

     Directors who are also full-time employees of ours receive no additional compensation for serving as a director. Our non-employee directors, Messrs. McCloy and Oolie, also did not receive any cash fees for their service as directors during 2004, but each was granted options to purchase 1,285,000 shares of our common stock at an exercise price of $0.048 per share, which was the fair market value of our common stock on the date of grant (March 17, 2004). The options expire seven years from the date of grant. These options originally were scheduled to vest as follows: 50% on the date of grant and 50% on the third anniversary of the date of grant, subject to specific acceleration events. On December 31, 2004, the vesting schedules of all non-vested options held by our employees and directors, including the options granted to our non-employee directors in 2004, were accelerated to immediately vest all such options. These 2004 option grants to our non-employee directors are subject to stockholder approval of a sufficient increase in the number of shares of our authorized common stock and in the number of shares available for issuance under our 2001 Stock and Incentive Plan.

    PROPOSAL 2. AMENDMENT TO OUR SECOND RESTATED CERTIFICATE OF INCORPORATION
      TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK FROM 645
                            MILLION TO 5.622 BILLION

     Our board of directors has unanimously determined that it is advisable to amend our Second Restated Certificate of Incorporation to increase the number of authorized shares of our common stock from 645 million to 5.622 billion, an increase of 4.977 billion shares (the "Amendment"). The board of directors has directed that the Amendment be submitted to our stockholders for their consideration and approval.

Reasons for the Amendment

     As of April 29, 2005, 641,970,392 shares of our common stock were issued and outstanding, leaving 3,029,608 shares of our common stock available for issuance for all other purposes. However, as described below, we have made commitments to reserve and issue shares of our common stock that exceed the number of shares we are currently authorized to issue. This deficiency may, among other things, make it more difficult for us to raise funds needed to continue our operations.

     Approval of the Amendment will enable us to satisfy certain existing obligations, as well as to provide some flexibility with respect to matters such as financings, employee benefit plans and other general corporate purposes. The board believes that an increase to 5.622 billion authorized shares of our common stock will be sufficient to satisfy certain critical obligations and to provide flexibility for corporate purposes for the next several months. However, as described below, the Amendment would not be sufficient to satisfy all of our existing obligations to reserve, issue and register for resale shares of our common stock. Except as described below, we currently have no specific plans to issue any additional shares of our common stock.

     Although we are requesting our stockholders to consider and approve the Amendment, our stockholders are not being asked to approve any of our prior transactions involving the issuance of our securities or the terms of any of the securities previously issued. In addition, we are not requesting our stockholders to approve any future transactions or future issuances of our securities by voting for the Amendment.

     Through April 29, 2005, we have received valid conversion, exchange and share issuance requests for an aggregate of 162,785,664 shares of our common stock that we have been unable to fulfill. We have also been unable to comply with resale registration obligations with respect to shares of our common stock underlying many of our convertible and exchangeable securities as a result of our lack of a sufficient number of authorized shares of our common stock. Through April 29, 2005, we have incurred, but not yet paid, liquidated damages totaling approximately $13.4 million as a result of our failure to fulfill valid conversion and exchange requests and to comply with our resale registration obligations.

     In addition, we continue to incur liquidated damages on a monthly basis under various instruments relating to our convertible and exchangeable securities. The amount of liquidated damages we may incur on a monthly basis under various instruments relating to our convertible and exchangeable securities is as follows:

                                                       Minimum         Maximum
                                                     -----------     -----------

If our stockholders approve the Amendment:             $290,080       $3,128,618

If our stockholders do not approve the Amendment:      $881,282       $4,553,761

As a result, if our stockholders approve the Amendment, we anticipate that we will significantly reduce our monthly liquidated damages accruals.

Current Commitments

     The table below outlines the shares of our common stock that are potentially issuable by us, based upon balances on April 29, 2005 and including accrued interest and dividends, as applicable, as of that date. As indicated in the table, the number of shares issuable upon conversion or exchange of many of our outstanding convertible and exchangeable securities varies as a function of the market price of our common stock. The $0.011 and $0.052 market prices reflect the low and high sales prices of our common stock for the twelve-month period ending April 29, 2005. The $0.014 market price was the closing sales price of our common stock on April 29, 2005.


                                                                       At $0.011           At $0.014          At $0.052
                                                                    ----------------    ----------------    --------------
Secured Convertible Notes, Warrants and Options issued to
     Carole Salkind and Affiliates                                    6,600,985,807       6,600,985,807     6,600,985,807
NCT Convertible Notes                                                   194,229,651         155,768,023        72,743,239
Series H Preferred Stock                                              2,363,208,767       1,856,806,888       499,909,547
Series I Preferred Stock                                                 46,455,127          46,455,127        46,455,127
Employee Benefit Plans                                                  656,572,865         656,572,865       656,572,865
Other Warrants                                                           48,104,168          48,104,168        48,104,168
Private Equity Credit Agreement                                         499,500,500         392,464,678       105,663,567
Artera Group Exchangeable Notes                                         384,477,581         302,089,528        81,331,796
Artera Group Preferred Stock Exchange Rights                            424,819,278         333,786,575        89,865,616
Pro Tech Preferred Stock Exchange Rights                                 60,115,068          47,233,268        12,716,649
ConnectClearly.com, Inc. Common Stock Exchange Rights                     7,159,091           5,625,000         1,514,423
Theater Radio Network Acquisition                                         7,091,200           7,091,200         7,091,200
Midcore Software Acquisition                                             60,359,577          60,359,577        60,359,577
DMC License Settlement                                                  363,636,364         285,714,286        76,923,077
                                                                    ----------------    ----------------    --------------
       Total                                                         11,716,715,044      10,799,056,990     8,360,236,658
                                                                    ================    ================    ==============

     The table below outlines the shares of our common stock that we are required to reserve for issuance and/or register for resale, based upon balances on April 29, 2005 and including accrued interest and dividends, as applicable, as of that date. We do not believe that all of the shares outlined in the table below will be issued by us because a number of our commitments require us to reserve and/or register for resale a number of shares of our common stock in excess of the number of shares actually issuable.


                                                                      At $0.011           At $0.014           At $0.052
                                                                   ----------------    -----------------    --------------
Secured Convertible Notes, Warrants and Options issued to
     Carole Salkind and Affiliates                                   6,600,985,807        6,600,985,807     6,600,985,807
NCT Convertible Notes (a)                                              271,400,221          217,665,648       101,730,262
Series H Preferred Stock                                             3,544,813,151        2,785,210,333       749,864,320
Series I Preferred Stock                                                46,455,127           46,455,127        46,455,127
Employee Benefit Plans (b)                                             656,572,865          656,572,865       656,572,865
Other Warrants                                                          48,104,168           48,104,168        48,104,168
Private Equity Credit Agreement (c)                                    749,250,749          588,697,017       158,495,351
Artera Group Exchangeable Notes (a)                                    516,997,295          406,212,160       109,364,812
Artera Group Preferred Stock Exchange Rights                           552,265,061          433,922,548       116,825,301
Pro Tech Preferred Stock Exchange Rights                                72,138,082           56,679,922        15,259,979
ConnectClearly.com, Inc. Common Stock Exchange Rights                    8,232,955            6,468,750         1,741,587
Theater Radio Network Acquisition                                        7,091,200            7,091,200         7,091,200
Midcore Software Acquisition                                            60,359,577           60,359,577        60,359,577
DMC License Settlement                                                 363,636,364          285,714,286        76,923,077
                                                                   ----------------    -----------------    --------------
       Total                                                        13,498,302,622       12,200,139,408     8,749,773,433
                                                                   ================    =================    ==============

----------
(a) With respect to some of these notes, we are required to register for resale a larger number of shares of our common stock than we are required to reserve for issuance upon conversion or exchange of the notes. The table includes the number of shares necessary to satisfy our registration obligations.

(b) Includes 600 million additional shares required to be reserved for issuance under the 2001 Plan if the proposed amendment to the 2001 Plan is approved by our stockholders at the annual meeting (see Proposal No. 3 below).

(c) Reflects the number of shares necessary to satisfy our $5.0 million minimum commitment under our September 2004 private equity credit agreement, including our obligation to register for resale 150% of the number of the shares we must sell in order to satisfy the minimum commitment amount under the private equity credit agreement.

     The table below outlines (i) the number of shares of our common stock potentially issuable by us as of April 29, 2005 based upon a market value of our common stock of $0.014 per share and (ii) the number of shares we expect to allocate with respect to each category of our current commitments to issue additional shares if our stockholders approve the Amendment. If circumstances warrant, however, we may revise this allocation prior to the issuance of additional shares of our common stock. As described below, we have established many of the allocations set forth in the following table based on our discussions with the holders of the various securities.


                                                                       Shares
                                                                     Potentially            Expected
                                                                     Issuable at              Share             Remaining
                                                                  $0.014 Per Share          Allocation          Shortfall
                                                                  ------------------    -----------------    -----------------
Secured Convertible Notes, Warrants and Options issued to
     Carole Salkind and Affiliates                                    6,600,985,807        2,795,058,382      (3,805,927,425)
NCT Convertible Notes                                                   155,768,023           70,368,679         (85,399,344)
Series H Preferred Stock                                              1,856,806,888          424,614,408      (1,432,192,480)
Series I Preferred Stock                                                 46,455,127           46,455,127                 -
Employee Benefit Plans                                                  656,572,865          608,815,848         (47,757,017)
Other Warrants                                                           48,104,168           15,454,167         (32,650,001)
Private Equity Credit Agreement                                         392,464,678          392,464,678                 -
Artera Group Exchangeable Notes                                         302,089,528          174,410,170        (127,679,358)
Artera Group Preferred Stock Exchange Rights                            333,786,575          132,602,291        (201,184,284)
Pro Tech Preferred Stock Exchange Rights                                 47,233,268           47,233,268                 -
ConnectClearly.com, Inc. Common Stock Exchange Rights                     5,625,000            5,625,000                 -
Theater Radio Network Acquisition                                         7,091,200                  -            (7,091,200)
Midcore Software Acquisition                                             60,359,577           60,359,577                 -
DMC License Settlement                                                  285,714,286          200,000,000         (85,714,286)
All Other                                                                       -              3,538,405                 -
                                                                  ------------------    -----------------    -----------------
     Total                                                           10,799,056,990        4,977,000,000      (5,825,595,395)
                                                                  ==================    =================    =================

Secured Convertible Notes, Warrants and Options Issued to Carole Salkind and Affiliates

     As more fully described below under "Certain Relationships and Related Transactions - Secured Convertible Notes and Warrants Issued to Carole Salkind," as of April 29, 2005, we have issued and have outstanding an aggregate principal amount of $64.9 million of our secured convertible notes to Carole Salkind. At Ms. Salkind's election, these notes are convertible into shares of our common stock and may be exchangeable for shares of the common stock of certain of our subsidiaries under certain circumstances. As of April 29, 2005, the notes are convertible into 3,866,745,055 shares of our common stock assuming the full conversion of the principal, accrued interest and default penalties (if applicable) at the respective conversion prices of the notes.

     In connection with the issuance of the convertible notes, we have also issued to Ms. Salkind warrants to purchase an aggregate of 2,365,965,753 shares of our common stock at a weighted average exercise price of $0.0274. In addition, as more fully described below under "Certain Relationships and Related Transactions - Consulting Agreements with Affiliates of Carole Salkind," we have issued to consultants that are affiliated with Ms. Salkind options to purchase an aggregate of 368,275,000 shares of our common stock at a weighted exercise price of $0.0454.

     Although we do not have a formal agreement requiring her to do so, we believe that Ms. Salkind will continue to provide funds to us. In addition, Ms. Salkind has historically allowed us to refinance maturing notes, along with accrued interest and default penalties, into new notes that generally mature six months from the date of the new note. As a result, we expect that we will continue to issue convertible notes and warrants to Ms. Salkind for the foreseeable future.

     Carole Salkind and her affiliates have indicated to us that they will not seek to convert or exercise their notes, warrants and options into more than the number of shares necessary to achieve and maintain at least a 50.01% ownership of our issued and outstanding common stock, assuming all other outstanding derivative securities were fully exercised to the extent of the authorized number of shares of our common stock and assuming we sell sufficient shares to satisfy our minimum commitment amount under our private equity credit agreement. This represents 2,795,058,382 shares if our stockholders approve the Amendment. As a result, if our stockholders approve the Amendment, we expect to allocate 2,795,058,382 shares of our common stock out of the additional 4.977 billion shares to satisfy our commitments to potentially issue these shares to Ms. Salkind and/or her affiliates. However, we can give no assurance that Ms. Salkind and/or her affiliates will not seek to convert or exercise securities for more than 2,795,058,382 shares. In addition, if circumstances warrant, we may use some or all of these 2,795,058,382 shares to satisfy one or more of our other commitments to issue shares. In any event, the number of shares we expect to allocate for issuance to Ms. Salkind and/or her affiliates will be approximately 3,805,927,425 shares fewer than the total number of shares of our common stock underlying the notes, warrants and options held by her or her affiliates.

     Pursuant to the terms of the notes issued to Ms. Salkind, any failure to effect any requested conversion of any of the notes would constitute an event of default under the notes that would trigger a default penalty equal to 10% of the principal amount of the notes. Ms. Salkind also has a security interest in substantially all of our assets and would have the right to pursue the sale of any portion of these assets to satisfy the debt in default, if she were to demand payment or conversion of her convertible notes and we failed to satisfy her demand.

Other Convertible Notes

     Between March 2001 and September 2003, we issued convertible notes in the aggregate principal amount of $1,410,000 to Alpha Capital Aktiengesellschaft and additional convertible notes in the aggregate principal amount of $66,250 to a third party finder, a portion of which were subsequently converted. In July 2004, we issued convertible notes in the principal amount of $400,000 to Alpha Capital and in the principal amount of $500,000 to another accredited investor and additional convertible notes in the aggregate principal amount of $90,000 to third party finders. The outstanding notes in the aggregate principal amount of $2,091,250 are convertible into shares of our common stock either at a fixed conversion price or at a conversion price per share equal to a percentage of the lowest closing bid price of our common stock for the five trading days prior to conversion.

     Based upon a market value of our common stock of $0.014 per share, these notes, along with accrued interest, were convertible into an aggregate of 155,768,023 shares of our common stock as of April 29, 2005. We are currently negotiating the terms of waiver and release agreements with the holders of these notes, including, among other provisions, an agreement effectively limiting conversions of these notes into no more than approximately 70,368,679 shares of our common stock until a specified date no later than January 28, 2006. As a result, if our stockholders approve the Amendment, and regardless of whether we execute any waiver and release agreements with any holders of these notes, we expect to allocate 70,368,679 shares of our common stock out of the additional
4.977 billion shares for issuance upon conversion of these notes. However, if circumstances warrant, we may use some or all of these 70,368,679 shares to satisfy one or more of our other commitments to issue shares of our common stock. Furthermore, based on a market value of our common stock of $0.014 per share, as of April 29, 2005, these notes were convertible into approximately 85,399,344 shares more than the total number of shares of our common stock we expect to allocate for issuance upon conversion of these notes. We can give no assurance that we would be able to issue the additional shares of our common stock upon a request to convert these notes into an excess of an aggregate of 70,368,679 shares of our common stock.

     We are currently in default under all of the notes issued in July 2004 as a result of our failure to reserve 130% of the shares necessary to permit the full conversion of these notes. As a result, the holders of these notes have the option to make all outstanding principal and interest immediately due and payable. Pursuant to the terms of a security agreement applicable to the principal amount of $900,000 of these notes, the notes are secured by substantially all of our assets, and the holders have the right to pursue the sale of any portion of these assets required to satisfy the debt in default. None of the holders has yet exercised any of these remedies.

     Pursuant to the terms of all $2,091,250 principal amount of these notes, if we fail to effect any requested conversion of any of the outstanding notes, we would be obligated to pay liquidated damages of $100 per business day after the date of a conversion request for each $10,000 principal amount of the note requested to be converted. In addition, if we are prohibited from issuing shares upon conversion of these notes or otherwise fail to deliver shares of our common stock upon any requested conversion, the holders of the notes have the right to require our mandatory redemption of the notes at 120% of the principal amount of the notes, plus accrued interest. If we fail to effect any mandatory redemptions, we would be obligated to pay liquidated damages of $100 per business day after the date of a demand for each $10,000 principal amount of the notes demanded to be redeemed. For example, in October 2004, a holder submitted to us a notice to convert $76,000 in principal amount of these notes, which we have been unable to fulfill. As a result, we have incurred, but not yet paid, liquidated damages of approximately $106,000 through April 29, 2005.

     In addition, we agreed to register for resale the shares of our common stock issuable upon conversion of these notes. Pursuant to the terms of registration rights agreements with the note holders, we were obligated to have effective registration statements covering these shares at various dates beginning November 30, 2004. Because we do not have a sufficient number of authorized shares of our common stock to issue these shares, we have not been able to file the required registration statements. As a result, the holders of these notes are entitled to liquidated damages at the rate of 1% per month of the original principal amount of the notes. Through April 29, 2005, we have incurred, but not paid, non-registration liquidation damages of approximately $50,000.

     If our stockholders approve the Amendment and we allocate and register for resale 70,368,679 shares of our common stock underlying these convertible notes, but we do not enter into waiver and release agreements with any of the note holders, we would accrue liquidated damages at a minimum rate of approximately $3,322 per month (consisting of non-registration damages applicable to the number of convertible shares in excess of 70,368,679) and at a maximum rate of approximately $4,020 per month (consisting of non-registration and non-conversion damages applicable to the number of convertible shares in excess of 70,368,679 assuming all holders of these notes sought to convert all of their notes).

     On the other hand, if our stockholders do not approve the Amendment, we would accrue liquidated damages at a minimum rate of approximately $26,001 per month (consisting of non-registration damages applicable to all of the notes) and at a maximum rate of approximately $217,800 per month (consisting of non-registration and non-conversion damages assuming all holders of these notes sought to convert all of their notes).

Series H Preferred Stock

     As of April 29, 2005, there were 1,752 shares of our series H convertible preferred stock issued and outstanding, all of which are held by Crammer Road LLC. Our series H preferred stock has a par value of $0.10 per share, a stated value of $10,000 per share and a cumulative dividend of 4% per annum on the stated value payable upon conversion in either cash or our common stock, at our election. The series H preferred stock is convertible into shares of our common stock, determined by dividing the $10,000 stated value by the conversion price of 75% of the average closing bid price of our common stock for the five trading days prior to conversion.

     Based upon market value of our common stock of $0.014 per share, these shares, along with accrued dividends, are convertible into an aggregate of 1,856,806,888 shares of our common stock as of April 29, 2005. We are currently negotiating the terms of a waiver and release agreement with Crammer Road, including, among other provisions, an agreement effectively limiting conversions of these shares into no more than approximately 424,614,408 shares of our common stock until a specified date no later than January 28, 2006. As a result, if our stockholders approve the Amendment, and regardless of whether we execute a waiver and release agreement with Crammer Road, we expect to allocate 424,614,408 shares of our common stock out of the additional 4.977 billion shares for issuance upon conversion of our series H preferred stock. However, if circumstances warrant, we may use some or all of these 424,614,408 shares to satisfy one or more of our other commitments to issue shares of our common stock. Furthermore, based upon a market value of our common stock of $0.014 per share, as of April 29, 2005, our outstanding shares of series H preferred stock were convertible into approximately 1,432,192,480 shares more than the total number of shares of our common stock we expect to allocate for issuance upon conversion of our series H preferred stock. We can give no assurance that we would be able to issue the additional shares of our common stock upon a request to convert our series H preferred shares into an excess of an aggregate of 424,614,408 shares of our common stock.

     Pursuant to the Certificate of Designations, Preferences and Rights governing our series H preferred stock, if Crammer Road seeks to convert shares of series H preferred stock and we are unable to fulfill the request, Crammer Road would be entitled to liquidated damages of 1% of the stated value of the shares of series H preferred stock not converted per business day beginning the 12th business day after the requested conversion. For example, in February 2004, Crammer Road submitted to us a notice to convert 189 shares of our series H preferred stock, which we have been unable to fulfill. As a result, we have incurred, but not yet paid, liquidated damages of approximately $5.5 million through April 29, 2005.

     In addition, we agreed to register for resale the shares of our common stock issuable upon conversion of our series H preferred stock. Pursuant to the terms of a registration rights agreement with Crammer Road, we were obligated to file a registration statement covering these shares no later than August 28, 2004. Because we do not have a sufficient number of authorized shares of our common stock to issue these shares, we have not been able to file the required registration statement. As a result, Crammer Road is entitled to liquidated damages at the rate of 2% per month of the stated value of the outstanding shares of our series H preferred stock. Through April 29, 2005, we have incurred, but not paid, non-registration liquidation damages of approximately $2.9 million.

     If our stockholders approve the Amendment, and we allocate and register for resale 424,614,408 shares of our common underlying our series H preferred stock, but we do not enter into a waiver and release agreement with Crammer Road, we would accrue liquidated damages at a minimum rate of approximately $270,271 per month (consisting of non-registration damages applicable to the number of convertible shares in excess of 424,614,408) and at a maximum rate of approximately $3,108,111 per month (consisting of non-registration and non-conversion damages applicable to the number of convertible shares in excess of 424,614,408 assuming Crammer Road sought to convert all of its shares of our series H preferred stock).

     On the other hand, if our stockholders do not approve the Amendment, we would accrue liquidated damages at a minimum rate of approximately $747,300 per month (consisting of non-registration damages and non-conversion damages with respect to the February 2004 request to convert 189 shares of our series H preferred stock) and at a maximum rate of approximately $4,029,600 per month (consisting of non-registration and non-conversion damages assuming Crammer Road sought to convert all of its shares of our series H preferred stock).

Series I Preferred Stock

     In March 2005, we sold an aggregate of 975.55767 shares of our series I convertible preferred stock to four of our executive officers, one non-executive officer of NCT, a holder of shares of preferred stock of our subsidiary, Artera Group Inc., and Steven Salkind, the son of Carole Salkind. Our series I preferred stock has a par value of $0.10 per share and a stated value of $1,000 per share. No dividends are payable on the series I preferred stock. Each share of series I preferred stock is convertible into approximately 47,619 shares of our common stock, determined by dividing the $1,000 stated value by the fixed conversion price of $0.021 per share. As a result, the 975.55767 issued and outstanding shares of our series I preferred stock are convertible into approximately 46,455,127 shares of our common stock. However, the series I preferred stock is not convertible until 20 days after our stockholders approve an increase in the number of authorized shares of our common stock.

     If our stockholders approve the Amendment, we expect to allocate 46,455,127 shares of our common stock out of the additional 4.977 billion shares for issuance upon conversion of our series I preferred stock. However, if circumstances warrant, we may use some or all of these 46,455,127 shares we expect to allocate for issuance of these shares to satisfy one or more of our other commitments to issue shares of our common stock.

Employee Benefit Plans

     We are currently required to reserve an aggregate of 56,572,865 shares of our common stock for issuance upon exercise of options outstanding under our 1992 Stock Incentive Plan and our 2001 Stock and Incentive Plan. As of April 29, 2005, all of these options were exercisable. In addition, we have issued options to purchase an aggregate of 77,304,846 shares of our common stock and awarded a stock grant of 120,000 shares under the 2001 Plan, subject to stockholder approval of a sufficient increase in the number of shares of our authorized common stock and in the number of shares available for issuance under the 2001 Plan. We would also have an additional 522,575,154 shares available for future grant under the 2001 Plan if our stockholders approve the proposed amendment to the 2001 Plan, for a total of 656,572,865 shares issuable under our 1992 and 2001 Plans. If our stockholders approve the Amendment and the proposed amendment to the 2001 Plan, we expect to allocate 608,815,848 shares of our common stock for issuance under our employee benefit plans out of the additional 4.977 billion shares. However, if circumstances warrant, we may use some or all of these 608,815,848 to satisfy one or more of our other commitments to issue shares of our common stock. Furthermore, our expected allocation excludes outstanding options to purchase an aggregate of 47,757,017 shares of our common stock at exercise prices at or above $0.13 per share. We can give no assurance that we would be able to issue the additional shares of our common stock upon exercise of these options.

Other Warrants

     We are required to reserve an aggregate of 48,104,168 shares of our common stock for issuance upon exercise of warrants issued to holders other than Carole Salkind or her affiliates, at a weighted average exercise price of $0.064. However, of these shares, 1,250,000 shares are subject to warrants held by Crammer Road and 31,400,001 shares are subject to warrants held by other holders with whom we are negotiating waiver and release agreements, leaving 15,454,167 shares underlying warrants held by holders with whom we do not intend to enter into waiver agreements. As a result, if our stockholders approve the Amendment, we expect to allocate 15,454,167 shares of our common stock for issuance upon exercise of our other warrants out of the additional 4.977 billion shares. However, if circumstances warrant, we may use some or all of these 15,454,167 shares to satisfy one or more of our other commitments to issue shares of our common stock.

Private Equity Credit Agreement

     In September 2004, we entered into an amended and restated private equity credit agreement with Crammer Road that superseded and replaced our July 2002 private credit agreement with Crammer Road. The new agreement permits us to sell to Crammer Road shares of our common stock having an aggregate value of up to $50 million (the maximum commitment amount), in exchange for cash pursuant to puts made by us. The agreement requires that we sell to Crammer Road at least an aggregate of $5 million of our common stock (the minimum commitment amount) in exchange for cash and that we reserve the number of shares of our common stock necessary to enable us to satisfy this minimum commitment amount. All sales of our common stock to Crammer Road pursuant to the agreement will be at a 9% discount from the market price of our common stock (defined in the agreement as the average of the lowest closing bid prices for any three trading days during the ten trading days immediately following a put date). Based upon a market price of $0.014 per share of our common stock, we would need to issue 392,464,678 shares in order to satisfy the $5 million minimum commitment amount under the private equity credit agreement. In addition, we are required to register for resale shares of our common stock sold pursuant to the agreement in an amount no less than the number of shares for which puts are made, but in no event less than 150% of the shares necessary to satisfy the $5 million minimum commitment amount. As a result, we would need to register 588,697,017 shares in order to satisfy our registration obligations with respect to the minimum commitment amount. However, if our stockholders approve the Amendment, we expect only to allocate and register 392,464,678 shares of our common stock out of the additional 4.977 billion shares to satisfy our $5 million minimum commitment amount. If our stockholders do not approve the Amendment, we will not be able to sell any shares and raise additional working capital under the private equity credit agreement with Crammer Road.

Artera Group Exchangeable Notes

     During 2001, our wholly-owned subsidiary, Artera Group, issued convertible notes in the aggregate principal amount of $7,540,000 to eight accredited investors. These notes were originally convertible into shares of Artera Group common stock, but the investors subsequently waived these conversion rights. We and the investors also entered into exchange rights agreements whereby the Artera Group notes are exchangeable for shares of our common stock at an exchange price per share of 100% of the average closing bid price of our common stock for the five trading days prior to the exchange. The investors have exercised these exchange rights with respect to approximately $5.1 million of the principal amount of the notes. In January 2002, Artera Group issued to Alpha Capital Aktiengesellschaft a secured convertible note in the principal amount of $550,000. This note is exchangeable for shares of our common stock at an exchange price per share equal to the lesser of $0.07 or 80% of the average closing bid price of our common stock for the five trading days prior to the exchange.

     Based upon a market value of our common stock of $0.014 per share, these notes, along with accrued interest, were exchangeable into an aggregate of 302,089,528 shares of our common stock as of April 29, 2005. We are currently negotiating the terms of waiver and release agreements with the holders of these notes, including, among other provisions, an agreement effectively limiting exchanges of these notes into no more than approximately 174,410,170 shares of our common stock until a specified date no later than January 28, 2006. As a result, if our stockholders approve the Amendment, and regardless of whether we execute any waiver and release agreements with any holders of these notes, we expect to allocate 174,410,170 shares of our common stock out of the additional
4.977 billion shares for issuance upon exchange of these notes. However, if circumstances warrant, we may use some or all of these 174,410,170 shares to satisfy one or more of our other commitments to issue shares of our common stock. Furthermore, based upon a market value of our common stock of $0.014 per share, as of April 29, 2005, these notes were convertible into approximately 127,679,358 shares more than the total number of shares of

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

our common stock we expect to allocate for issuance upon exchange of these notes. We can give no assurance that we would be able to issue the additional shares of our common stock upon a request to exchange these notes into an excess of an aggregate of 174,410,170 shares of our common stock.

     Pursuant to the exchange rights agreement governing the exchange of these notes, we are required to redeem the notes plus interest, upon demand of a holder, for a failure to issue shares of our common stock upon a valid exchange request or for a failure to reserve a sufficient number of shares of our common stock to permit the full exchange of the notes. The redemption price is equal to the principal amount of the notes, with interest. On July 31, 2003, two holders of these Artera Group notes submitted notices to exchange an aggregate of $1,450,000 of these notes for an aggregate of 32,511,211 shares of our common stock. However, we only issued 15,000,000 of these shares. The holders have not demanded that we redeem any portion of the notes not yet exchanged.

     In addition, Artera Group is currently in default under the secured note issued in January 2002 as a result of our failure to reserve 130% of the shares necessary for the full exchange of this note. As a result, the holder of this note has the option to make all outstanding principal and interest immediately due and payable. Pursuant to the terms of a security agreement executed in connection with the issuance of this note, the note is secured by substantially all of the assets of Artera Group, and the holder has the right to pursue the sale of any portion of these assets required to satisfy the debt in default. The holder has not yet exercised any of these remedies.

     Furthermore, we agreed to register for resale the shares of our common stock issuable upon exchange of these notes. We were obligated to have effective registration statements covering these shares no later than various dates beginning February 23, 2001. Because we do not have a sufficient number of authorized shares of our common stock to issue these shares, we have not been able to file the required registration statements. As a result, the holders of these notes are entitled to liquidated damages at the rate of up to 1% per week of the original principal amount of the notes. However, pursuant to an April 2003 settlement agreement, the holders of an aggregate of an original principal amount of $5,403,709 of these notes have waived these damages. Through April 29, 2005, we have incurred, but not paid, non-registration liquidation damages of approximately $2.7 million.

     If our stockholders approve the Amendment and we allocate and register for resale 174,410,170 shares of our common stock underlying these exchangeable notes, but we do not enter into waiver and release agreements with any of the note holders who are not parties to our April 2003 settlement agreement, we would accrue liquidated damages at a rate of approximately $4,569 per month (consisting of non-registration damages applicable to the number of convertible shares in excess of 174,410,170).

     On the other hand, if our stockholders do not approve the Amendment, we would accrue liquidated damages at a rate of approximately $58,827 per month (consisting of non-registration damages applicable to the note holders who are not parties to the April 2003 settlement agreement).

Artera Group Preferred Stock Exchange Rights

     In March 2001, Artera Group issued 8,299 shares of its series A convertible preferred stock to 15 investors in connection with Artera Group's acquisition of Teltran Web Factory Limited, a U.K.-based Internet service provider for small companies and a former subsidiary of Teltran International, Inc., and the communication equipment assets of Teltran's subsidiary, Internet Protocol Ltd. In June 2001, we entered into an exchange rights agreement with ten accredited investors who held 4,276 shares ($4,276,000 in aggregate stated value) of the Artera Group series A preferred stock to permit them to exchange their shares of Artera Group series A preferred stock for shares of our common stock at an exchange price per share of 100% of the average closing bid price of our common stock for the five trading days prior to the exchange. Subsequently, those ten investors irrevocably waived their right to convert their Artera Group series A preferred stock into Artera Group common stock.

     Based upon a market value of our common stock of $0.014 per share, these shares, along with accrued dividends, were exchangeable into an aggregate of 333,786,575 shares of our common stock as of April 29, 2005. We are currently negotiating the terms of waiver and release agreements with the holders of these shares, including, among other provisions, an agreement effectively limiting exchanges of these shares into no more than approximately 132,602,291 shares of our common stock until a specified date no later than January 28, 2006. As a result, if our stockholders approve the Amendment, and regardless of whether we execute any waiver and release agreements with any holders of these shares, we expect to allocate 132,602,291 shares of our common stock out of the additional
4.977 billion shares for issuance upon exchange of these shares of Artera Group series A preferred stock. However, if circumstances warrant, we may use some or all of these 132,602,291 shares to satisfy one or more of our other commitments to issue shares of our common stock. Furthermore, based upon a market value of our common stock of $0.014 per share, as of April 29, 2005, these Artera Group preferred shares were convertible into approximately 201,184,284 shares more than the total number of shares of our common stock we expect to allocate for issuance upon exchange of these shares. We can give no assurance that we would be able to issue the additional shares of our common stock upon a request to exchange these Artera Group preferred shares into an excess of an aggregate of 132,602,291 shares of our common stock.

     Pursuant to the exchange rights agreement governing the exchange of the Artera Group series A preferred stock for the investors with that exchange right, we are required to redeem the stock plus accrued dividends, upon demand of a holder, for a failure to issue shares of our common stock upon a valid exchange request or for a failure to reserve a sufficient number of shares of our common stock to permit the full exchange of the Artera Group preferred shares. The redemption price is equal to the stated value of the shares of series A preferred stock, with accrued dividends. In August 2003, two holders of Artera Group series A preferred stock submitted notices to exchange an aggregate of 1,475 shares ($1,475,000 aggregate stated value) for 28,808,584 shares of our common stock. However, we were unable to issue any of these shares. The holders have not demanded that we redeem any of the Artera Group shares not yet exchanged.

     In addition, we agreed to register for resale the shares of our common stock issuable upon exchange of the Artera Group series A preferred stock. We were obligated to file a registration statement covering these shares no later than August 31, 2001. Because we do not have a sufficient number of authorized shares of our common stock to issue these shares, we have not been able to file the required registration statement. As a result, the holders of the Artera Group series A preferred stock are entitled to liquidated damages at the rate of 1% per week of the stated value of the preferred stock. However, pursuant to an April 2003 settlement agreement, the holders of an aggregate of a stated value of $3,154,000 of these shares have waived these damages. Through April 29, 2005, we have incurred, but not paid, non-registration liquidation damages of approximately $2.1 million.

     If our stockholders approve the Amendment and we allocate and register for resale 132,602,291 shares of our common stock underlying these exchangeable shares of preferred stock, but we do not enter into waiver and release agreements with any of the holders who are not parties to our April 2003 settlement agreement, we would accrue liquidated damages at a rate of approximately $11,918 per month (consisting of non-registration damages applicable to the number of convertible shares in excess of 132,602,291).

     On the other hand, if our stockholders do not approve the Amendment, we would accrue liquidated damages at a rate of approximately $49,154 per month (consisting of non-registration damages applicable to the holders who are not parties to the April 2003 settlement agreement).

Pro Tech Preferred Stock Exchange Rights

     In July 2001, our majority-owned subsidiary, Pro Tech, sold 500 shares of its series B convertible preferred stock to Alpha Capital Aktiengesellschaft. The holder of the Pro Tech series B convertible preferred stock has the right to exchange these shares for shares of our common stock at 80% of the lowest average of the average closing bid price of our common stock for any consecutive five trading days out of the 15 trading days preceding the date of such exchange. In April 2004, Alpha Capital converted 40 shares of the Pro Tech series B preferred stock into approximately 2.5 million shares of Pro Tech common stock.

     Based upon a market value of our common stock of $0.014 per share, the outstanding Pro Tech series B preferred stock were exchangeable into an aggregate of 47,233,268 shares of our common stock as of April 29, 2005. We are currently negotiating the terms of a waiver and release agreement with Alpha Capital, including, among other provisions, an agreement effectively limiting conversions of these Pro Tech preferred shares into no more than approximately 47,233,268 shares of our common stock until a specified date no later than January 28, 2006. As a result, if our stockholders approve the Amendment, and regardless of whether we execute a waiver and release agreement with Alpha Capital, we expect to allocate 47,233,268 shares of our common stock out of the additional 4.977 billion shares for issuance upon exchange of these shares of Pro Tech series B preferred stock. However, if circumstances warrant, we may use some or all of these 47,233,268 shares to satisfy one or more of our other commitments to issue shares of our common stock. We can give no assurance that we would be able to issue the shares of our common stock upon a request to exchange these Pro Tech preferred shares.

     Pursuant to the exchange rights agreement governing the exchange of the Pro Tech series B preferred stock, if we fail to issue shares of our common stock upon a valid exchange request we would required to pay to the holder seeking an exchange liquidated damages at the rate of 1% per day of the value of the shares of our common stock we failed to issue. We would also be required to redeem these shares of Pro Tech preferred stock, upon demand of a holder, for a failure to issue shares of our common stock upon a valid exchange request. The redemption price is equal to the value of our common stock issuable upon exchange of the unexchanged shares of Pro Tech preferred stock.

     If our stockholders approve the Amendment, and we allocate and register for resale 47,233,268 shares of our common stock underlying the Pro Tech series B preferred stock, we would accrue no monthly liquidated damages.

     On the other hand, if our stockholder do not approve the Amendment, we would accrue liquidated damages at a minimum rate of $0 per month and at a maximum rate of $198,380 per month (consisting of non-exchange damages applicable to the Pro Tech series B preferred stockholder assuming the holder sought to convert all of its shares).

ConnectClearly.com Common Stock Exchange Rights

     In connection with the initial funding of our subsidiary, ConnectClearly.com, Inc., in August 2000, we issued 1,000 shares of ConnectClearly common stock to three accredited investors for $1.0 million. These shares are exchangeable for shares of our common stock at 80% of the five-day average closing bid price immediately before the exchange. To date, the holders have exchanged 937 shares of ConnectClearly.com common stock for 7,831,908 shares of our common stock. As of April 29, 2005, the remaining 63 shares of ConnectClearly.com common stock were exchangeable for an aggregate of 5,625,000 shares of our common stock. If our stockholders approve the Amendment, we expect to reserve approximately 5,625,000 shares of our common stock for issuance upon exchange of these shares of ConnectClearly.com common stock out of the additional 4.977 billion shares. However, if circumstances warrant, we may use some or all of these 5,625,000 shares to satisfy one or more of our other commitments to issue shares of our common stock.

Theater Radio Network Acquisition

     In August 2000, our indirect subsidiary, DMC Cinema, Inc., acquired Theater Radio Network, Inc., a provider of entertainment audio programming in multiplex cinemas nationwide. In connection with the acquisition, we issued 9,860,462 shares of our common stock. Under certain earnout provisions, we were required to issue additional shares of our common stock to the former stockholders of Theater Radio Network based upon specified revenues achieved by Theater Radio Network subsequent to the acquisition. Based upon these provisions, we may be currently obligated to reserve approximately 7,091,200 additional shares of our common stock for potential issuance to the former Theater Radio Network stockholders. However, we believe we have defenses and counterclaims that would eliminate, or at least mitigate, any obligation to issue additional shares of our common stock to these holders. To date, we have not reserved or issued any of these shares nor do we expect to allocate any shares of our common stock for potential issuance to the former Theater Radio Network stockholders out of the additional 4.977 billion shares if our stockholders approve the Amendment.

Midcore Software Acquisition

     In August 2000, we acquired Midcore Software, Inc., a provider of Internet infrastructure software for business networks. In connection with this acquisition, we issued 16,777,249 shares of our common stock. In addition, we are currently obligated to issue an additional 60,359,577 shares of our common stock to certain former Midcore Software stockholders pursuant to earned royalty and share valuation provisions included in the merger agreement relating to the Midcore Software acquisition. To date, we have not issued these shares. In April 2004, these former Midcore Software stockholders brought suit against us and are currently seeking damages that they now claim are in excess of $4.2 million for our failure to issue these shares and related claims. If our stockholders approve the Amendment, we expect to allocate the 60,395,577 shares of our common stock for potential issuance to the former Midcore Software stockholders out of the additional 4.977 billion shares and to seek to settle any remaining claims among the parties. However, if circumstances warrant, we may use some or all of these 60,395,577 shares to satisfy one or more of our other commitments to issue shares of our common stock. If the Amendment is not approved, our ability to settle this lawsuit would be significantly impaired.

DMC License Settlement

     In 2001, we agreed to reacquire certain licenses previously granted to third parties by our Distributed Media Corporation subsidiary to develop and distribute our Sight & Sound micro broadcasting systems in specified geographic areas. We agreed to reacquire these licenses for an aggregate of $4 million, payable in our or our subsidiaries' debt or equity securities. However, we did not reach agreement with these licensees on the specific securities to be issued. Based on recent discussions with the investment advisors for the licensees, if the Amendment is approved, we intend to issue shares of our common stock as consideration for the reacquisition of the licenses. Assuming a market price of our common stock of $0.014 per share, we would need to issue 285,714,286 shares to satisfy the $4 million purchase price. If our stockholders approve the Amendment, we expect to allocate 200,000,000 shares of our common stock for potential issuance to the licensees out of the additional 4.977 billion shares in order to at least partially settle remaining claims among the parties. However, if circumstances warrant, we may use some or all of the shares we expect to reserve for issuance of these shares to satisfy one or more of our other commitments to issue shares of our common stock.

Possible Anti-Takeover Effect

     Although the board of directors has no present intention of issuing additional shares for such purposes, the proposed increase in the number of authorized shares of our common stock could enable the board of directors to issue additional shares to render more difficult or discourage an attempt by another person or entity to obtain control of us. The issuance of additional shares of our common stock in a public or private sale, merger or similar transaction would increase the number of outstanding shares and thereby could dilute the proportionate interest of a party attempting to gain control of us. In addition, our Second Restated Certificate of Incorporation provides the board of directors with the authority to issue shares of our preferred stock without further stockholder approval and upon such terms and conditions, and having such rights, privileges and preferences, as the board of directors may determine, all of which could discourage or defeat a takeover attempt not considered by the board of directors to be in our best interests. The board of directors and management have no knowledge of any current efforts to obtain control of us, and the Amendment is not being proposed in response to any known takeover attempt.

Other Considerations

     The additional shares of our common stock to be authorized by the adoption of the Amendment would have rights identical to the currently outstanding shares of our common stock. Adoption of the Amendment and issuance of additional shares of our common stock would not affect the rights of the holders of currently outstanding common stock, except for effects incidental to increasing the number of shares of our common stock outstanding. Any future issuance of our common stock will be subject to the rights of holders of any outstanding shares of any of our preferred stock.

     If the proposed Amendment is approved, the board of directors may cause the issuance of additional shares of our common stock without further vote of our stockholders, except as may be required by applicable laws or under the rules of any marketplace in which shares of our common stock are then traded. Current holders of our common stock have no preemptive or similar rights, which means that current stockholders do not have a prior right to purchase any new issue of our common stock to maintain their proportionate ownership interests. The authorization of additional shares of our common stock may also dilute the voting power of currently outstanding shares and reduce the portion of dividends and liquidation proceeds available to the holders of currently outstanding stock.

     The board of directors unanimously recommends a vote FOR the amendment of our Second Restated Certificate of Incorporation to increase our authorized number of shares of common stock to 5.622 billion shares.

                          PROPOSAL 3. AMENDMENT TO THE
                  NCT GROUP, INC. 2001 STOCK AND INCENTIVE PLAN

     The board of directors has unanimously adopted and recommends that our stockholders consider and approve an amendment to our 2001 Stock and Incentive Plan to increase the number of shares that may be subject to options and stock awards granted under the 2001 Plan from 18 million to 618 million.

     The purpose of the 2001 Plan is to provide an incentive to employees, directors and other individuals who perform services for us by making available to them the benefits of our common stock ownership through options and stock awards.

     The 2001 Plan currently authorizes the issuance of up to 18 million shares pursuant to options or stock awards granted under the 2001 Plan. As of April 29, 2005, no shares of our common stock have been issued pursuant to the grant of stock awards or upon the exercise of options granted under the 2001 Plan. Options to purchase 18 million shares have been granted and are outstanding under the 2001 Plan. As a result, as of April 29, 2005, no shares were available for future grant under the 2001 Plan. In addition, the Compensation Committee has granted options to purchase a total of 77,304,846 shares of our common stock and has awarded a stock grant of 120,000 shares, subject to stockholder approval of a sufficient increase in the number of shares of our common stock available for issuance under the 2001 Plan and authorized under our Second Restated Certificate of Incorporation.

     If the amendments to the 2001 Plan and our Second Restated Certificate of Incorporation are approved, 522,575,154 shares of our common stock will be available for future issuance under the 2001 Plan, after giving effect to the prior options and stock award granted subject to stockholder approval. We believe that these additional shares will be sufficient to cover projected option and stock award grants for the foreseeable future.

     In order to effect the amendment to the 2001 Plan, our stockholders must also approve the amendment to our Second Restated Certificate of Incorporation discussed in Proposal 2 above.

     The following is a brief description of the 2001 Plan. The full text of the 2001 Plan is attached as Annex II to this proxy statement, and the following description is qualified in its entirety by reference to this Annex.

Administration and Duration

     The selection of participants in the 2001 Plan and the level of participation of each participant will be determined by the compensation committee of the board of directors (the board will make these determinations as to non-employee directors and consultants). Each member of the compensation committee must be a "non-employee director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended. Currently, the compensation committee is comprised of two directors who are not employees of NCT. The compensation committee has the authority to interpret the 2001 Plan, to establish and revise rules and regulations relating to the 2001 Plan, and to make any other determinations that it believes necessary or advisable for the administration of the 2001 Plan. The compensation committee may delegate any or all of its authority to administer the 2001 Plan as it deems appropriate, except that no delegation may be made in the case of awards intended to be qualified under Section 162(m) of the Internal Revenue Code.

     The 2001 Plan will terminate on April 24, 2011, unless terminated earlier by the compensation committee.

Limit on Awards Under the 2001 Plan

     The maximum number of shares as to which options and stock awards may be granted under the 2001 Plan is 18 million shares (618 million if the proposed amendment is approved by our stockholders at the annual meeting). During the term of the 2001 Plan, no individual may be granted options or stock awards in any calendar year of more than 20% of the maximum number of shares that may be issued under the 2001 Plan. The shares to be delivered under the 2001 Plan will be made available from the authorized but unissued shares of our common stock or from treasury shares. Shares initially issued under the 2001 Plan that become subject to lapsed, cancelled or surrendered stock awards or options will be available for further options and stock awards under the 2001 Plan.

Eligibility

     All of our employees as well as our non-employee directors are eligible to participate in the 2001 Plan. In addition, natural persons retained by us for consulting services who are not our employees are also eligible to participate. From time to time, the compensation committee, or as to non-employee directors and consultants, the full board, will determine who will be granted options and stock awards, and the number of shares subject to such grants.

Options

     Options granted under the 2001 Plan may be either non-qualified stock options or incentive stock options qualifying under Section 422 of the Internal Revenue Code. The price of any incentive stock option granted may not be less than the fair market value of our common stock on the date the option is granted and the price of any non-qualified option shall be as the compensation committee determines. The option price is payable in cash or, if the grant provides, our common stock. An option may specify a period before which that option is not vested and may not be exercised.

     The 2001 Plan allows the compensation committee to make unvested stock options immediately exercisable upon a change of control of NCT or in the committee's discretion.

     Generally, all options terminate after a seven to ten-year period from the date of the grant; however, an non-qualified option may be exercisable for a period of up to ten years and six months, if necessary, to conform with or take advantage of certain governmental requirements, statutes or regulations.

     The compensation committee determines the other terms of each stock option grant at the time of the grant.

Stock Awards

     The 2001 Plan provides for the granting of stock awards as determined by the compensation committee, which consist of shares of our common stock issued to participating employees as additional compensation for their services to us. A grant may include a restricted period, during which the stock may not be transferred or disposed of (except in certain limited circumstances). Grants shall provide that we have the right to reacquire the shares if a grantee's employment with us is terminated, on terms and conditions of reacquisition set forth in the grant. No more than 15% of the maximum number of shares that may be issued under the 2001 Plan may be granted as restricted stock under the 2001 Plan.

Transferability

     Generally, options or stock awards granted under the 2001 Plan may not be transferred except by will or the laws of descent and distribution and, during his or her lifetime, any options or awards may be exercised only by the participant. The compensation committee has the authority, however, to permit non-qualified options to be transferred to members of the participant's immediate family and certain family trusts or partnerships.

Certain Adjustments

     In the event of any change in the number or kind of outstanding shares of our common stock by reason of a recapitalization, merger, consolidation, reorganization, separation, liquidation, stock split, stock dividend, combination of shares or any other change in our corporate structure or shares of stock, an appropriate adjustment will be made consistent with applicable provisions of the Internal Revenue Code and applicable Treasury Department regulations:

     o in the number and kind of shares for which any options or stock awards may thereafter be granted, both in the aggregate and as to each participant;
     o in the number and kind of shares subject to outstanding options and stock awards;
     o    in the option price; and
     o    otherwise as the compensation committee deems appropriate.

Amendment and Revocation

     The compensation committee may amend or revoke the 2001 Plan, but may not, without prior approval of our stockholders:

     o increase the maximum number of shares of our common stock that may be issued under the 2001 Plan or the number of shares of our common stock that may be issued to any one participant;
     o extend the term of the 2001 Plan or of options granted under that Plan;
     o    materially modify the eligible class of employees; or

     o    effect a change relating to incentive stock options.

U.S. Income Tax Treatment of Options and Stock Awards to Employees

Incentive Stock Options

     An incentive stock option results in no taxable income to the optionee or a deduction to us at the time it is granted or exercised. However, the excess of the fair market value of the shares acquired over the option price is an item of adjustment in computing the alternative minimum taxable income of the optionee. If the optionee holds the stock received as a result of an exercise of an incentive stock option for at least two years from the date of the grant and one year from the date of exercise, then the gain realized on disposition of the stock is treated as a long-term capital gain. If the shares are disposed of during this period, however (i.e., a "disqualifying disposition"), then the optionee will include in income, as compensation for the year of the disposition, an amount equal to the excess, if any, of the fair market value of the shares, upon exercise of the option, over the option price (or, if less, the excess of the amount realized upon disposition over the option price). The excess, if any, of the sale price over the fair market value on the date of exercise will be a short-term capital gain. In such case, we will be entitled to a deduction, in the year of such a disposition, for the amount includible in the optionee's income. The optionee's basis in the shares acquired upon exercise of an incentive stock option is equal to the option price paid plus any amount includible in his income as a result of a disqualifying disposition.

Non-Qualified Stock Options

     A non-qualified stock option results in no taxable income to the optionee or deduction to us at the time it is granted. An optionee exercising such an option will, at that time, realize taxable compensation in the amount of the difference between the option price and the then market value of the shares. Subject to the applicable provisions of the Internal Revenue Code, a deduction for federal income tax purposes will be allowable to us in the year of exercise in an amount equal to the taxable compensation realized by the optionee.

     The optionee's basis in such shares is equal to the sum of the option price plus the amount includible in his income as compensation upon exercise. Any gain (or loss) upon subsequent disposition of the shares will be long-term or short-term gain (or loss), depending upon the holding period of the shares.

     If a non-qualified option is exercised by tendering previously owned shares of our common stock in payment of the option price, then, instead of the treatment described above, the following will apply: a number of new shares equal to the number of previously-owned shares tendered will be considered to have been received in a tax-free exchange; the optionee's basis and holding period for such number of new shares will be equal to the basis plus holding period of the previously-owned shares exchanged; the optionee will have compensation income equal to the fair market value on the date of exercise of the number of new shares received in excess of such number of exchanged shares; and the optionee's basis in such excess shares will be equal to the amount of such compensation income, and his holding period in such shares will begin on the date of exercise.

Stock Awards

     No income will be recognized at the time of grant by the recipient of a stock award if such award is subject to a substantial risk of forfeiture. Generally, at the time the substantial risk of forfeiture terminates with respect to a stock award, the then fair market value of the stock will constitute ordinary income to the employee. Subject to the applicable provisions of the Internal Revenue Code, a deduction for federal income tax purposes will be allowable to us in an amount equal to the compensation realized by the employee.

Tax Treatment of Options and Stock Awards to Non-Employee Directors and to Employees Outside the United States

     The grant and exercise of options and stock awards under the 2001 Plan to non-employee directors and employees outside the United States may be taxed on a different basis than described above.

Plan Benefits

     The following table sets forth information about option and stock award grants made under the 2001 Plan subject to stockholder approval of a sufficient increase in the number of shares of our authorized common stock and in the number of shares available for issuance under the 2001 Plan.


                                                         Number
                                                     of Options and             Date of          Exercise
              Name and Position                          Awards                  Grant             Price
-----------------------------------------------     -----------------        --------------     ------------
Michael J. Parrella                                     4,000,000     (a)      06/13/02           $0.0810
   Chief Executive Officer and Chairman of the         10,000,000     (b)      10/25/02           $0.0830
   Board                                                9,260,000     (c)      09/10/03           $0.0540
                                                        8,805,000     (d)      03/17/04           $0.0480
                                                       ----------
                                                       32,065,000
                                                       ==========

Irene Lebovics                                            850,000     (a)      06/13/02           $0.0810
   President and Director                               1,500,000     (b)      10/25/02           $0.0830
                                                        4,000,000     (c)      09/10/03           $0.0540
                                                        3,800,000     (d)      03/17/04           $0.0480
                                                       ----------
                                                       10,150,000
                                                       ==========

Cy E. Hammond                                             700,000     (a)      06/13/02           $0.0810
   Senior Vice President, Chief Financial               1,250,000     (b)      10/25/02           $0.0830
   Officer, Treasurer and Director                      3,600,000     (c)      09/10/03           $0.0540
                                                        3,425,000     (d)      03/17/04           $0.0480
                                                       ----------
                                                        8,975,000
                                                       ==========

R. Wayne Darville                                         250,000     (b)      10/25/02           $0.0830
   Chief Operating Officer, Artera Group, Inc.            800,000     (c)      09/10/03           $0.0540
                                                          800,000     (d)      03/17/04           $0.0480
                                                          120,000     (e)      09/30/04              -
                                                       ----------
                                                        1,970,000
                                                       ==========

Mark Melnick                                              350,000     (a)      06/13/02           $0.0810
   Senior Vice President, General Counsel and             750,000     (b)      10/25/02           $0.0830
   Secretary                                            1,000,000     (c)      09/10/03           $0.0540
                                                          950,000     (d)      03/17/04           $0.0480
                                                       ----------
                                                        3,050,000
                                                       ==========

All current executive officers as a group (6            6,300,000     (a)      06/13/02           $0.0810
   persons)                                            14,500,000     (b)      10/25/02           $0.0830
                                                       19,460,000     (c)      09/10/03           $0.0540
                                                       18,540,000     (d)      03/17/04           $0.0480
                                                       ----------
                                                       58,800,000
                                                       ==========

All current directors who are not executive             2,000,000     (a)      06/13/02           $0.0810
   officers as a group (2 persons)                      2,000,000     (b)      10/25/02           $0.0830
                                                        2,700,000     (c)      09/10/03           $0.0540
                                                        2,570,000     (d)      03/17/04           $0.0480
                                                       ----------
                                                        9,270,000
                                                       ==========

All employees, including all current officers           2,275,000     (a)      06/13/02           $0.0810
   who are not executive officers, as a group           4,175,000     (b)      10/25/02           $0.0830
                                                        4,130,000     (c)      09/10/03           $0.0540
                                                        4,970,000     (d)      03/17/04           $0.0480
                                                       ----------
                                                       15,550,000
                                                       ==========

----------
(a) On October 25, 2002, the vesting of these options was accelerated to immediately vest all of these options.

(b) On September 10, 2003, the vesting of these options was accelerated to immediately vest all of these options.

(c) On March 17, 2004, the vesting of these options was accelerated to immediately vest all of these options.

(d) On December 31, 2004, the vesting of these options was accelerated to immediately vest all of these options.

(e)  Consists of an award of restricted stock.

Equity Compensation Plan Information

     The following table summarizes certain information with respect to our equity compensation plans as of December 31, 2004.


                                Number of securities
                                  to be issued upon            Weighted-average
                                     exercise of              exercise price of          Number of securities
              Plan               outstanding options         outstanding options        remaining available for
            Category                 and rights                   and rights                future issuance
      ---------------------    ------------------------     -----------------------    --------------------------
      Equity compensation
      plans approved by
      stockholders                   56,921,799                    $0.2977                           -

      Equity compensation
      plans not approved
      by stockholders                     -                           -                              -
                                 ------------------              -----------                    ----------
          Total                      56,921,799                    $0.2977                           -
                                     ==========                    =======                      ==========

     Excluded from the table above are an additional 77,304,846 shares to be issued upon exercise of options granted under the 2001 Plan, at a weighted average exercise price of $0.0618, subject to stockholder approval of a sufficient increase in the number of shares of our authorized common stock and in the number of shares available for issuance under the 2001 Plan.

     On April 29, 2005, the closing sale price of our common stock as reported on the OTC Bulletin Board was $0.014 per share.

     The board of directors unanimously recommends a vote FOR the amendment of our 2001 Stock and Incentive Plan to increase the number of shares of common stock issuable under the plan to 618 million.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of April 29, 2005, information concerning the shares of our common stock beneficially owned by:

o each person known by us to beneficially own more than 5% of our outstanding common stock;
o    each person who currently serves as a director;
o each of our five most highly compensated executive officers (including our Chief Executive Officer) in the fiscal year ended December 31, 2004; and
o    all our executive officers and directors as a group.

     Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities and include shares of common stock issuable upon the exercise or conversion of options, warrants, convertible preferred stock and convertible notes that are immediately exercisable or convertible or are exercisable or convertible within 60 days. Except as otherwise indicated, all of the shares reflected in the table are shares of common stock and all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws. The information is not necessarily indicative of beneficial ownership for any other purpose. The calculations assume that sufficient authorized shares of our common stock are available for issuance upon conversion or exchange of derivative securities.

                                            Shares of Common
                                                Stock
                                              Beneficially           Percent of
            Beneficial Owner                     Owned                  Class
  -------------------------------------      --------------          -----------

  Executive Officers and Directors (a):
  Michael J. Parrella                          65,471,403    (b)          9.3%
  Irene Lebovics                               20,138,061    (c)          3.0%
  Cy E. Hammond                                13,107,170    (d)          2.0%
  Sam Oolie                                     6,131,825    (e)            *
  John J. McCloy                                5,847,012    (f)            *
  R. Wayne Darville                             5,415,835    (g)            *
  Mark Melnick                                  3,350,000    (h)            *
  All Current Executive Officers and
  Directors as a Group (8 persons)            119,461,306    (i)         15.7%

  5% or Greater Stockholders:
  Carole Salkind                            6,619,364,625    (j)         91.4%
  Crammer Road LLC                          1,864,981,357    (k)         74.6%
  Alpha Capital Aktiengesellschaft            308,485,489    (l)         32.7%
  Acme Associates, Inc.                       240,500,000    (m)         27.3%
  Libra Finance S.A.                          137,228,662    (n)         17.7%
  Austost Anstalt Schaan                      126,014,764    (o)         16.7%
  Balmore S.A.                                125,743,376    (p)         17.1%

* Less than one percent.

----------
(a) Includes options and shares of restricted stock subject to stockholder approval of a sufficient increase in the number of shares of our authorized common stock and in the number of shares issuable under our 2001 Stock and Incentive Plan. The business address of our officers and directors named in the table above is 20 Ketchum Street, Westport, Connecticut 06880.

(b) Includes 56,729,634 shares issuable upon the exercise of currently exercisable options, 13,333 shares held by or in custody for Mr. Parrella's children, 3,000,000 shares issuable upon the exercise of currently exercisable options that were transferred by Mr. Parrella to his children, 1,258,000 shares issuable upon the exercise of currently exercisable options held by his son, Michael J. Parrella, Jr., an officer of Artera Group, and 612,893 shares held by Mr. Parrella's spouse. Mr. Parrella disclaims beneficial ownership of the shares held by his spouse and children. Also includes 3,857,143 shares issuable upon conversion of 81 shares of our series I preferred stock.

(c) Includes 14,092,073 shares issuable upon the exercise of currently exercisable options and 590,517 shares owned jointly with her spouse, Irving Lebovics, our Senior Vice President, Global Sales. Also includes 3,998,415 shares issuable upon the exercise of currently exercisable options held by Mr. Lebovics, as to which Ms. Lebovics disclaims beneficial ownership. Also includes 1,285,714 shares issuable upon conversion of 27 shares of our series I preferred stock.

(d)  Includes   10,939,024  shares  issuable  upon  the  exercise  of  currently exercisable options and 1,952,381 shares issuable upon conversion of 41 shares of our series I preferred stock.

(e)  Includes   5,792,012   shares  issuable  upon  the  exercise  of  currently
     exercisable options, 20,000 shares owned by Oolie Enterprises, 75,000 shares owned by Mr. Oolie's spouse and 44,313 shares held by the Oolie Family Support Foundation. Mr. Oolie disclaims beneficial ownership of the shares owned by his spouse and the foundation.

(f) Includes 5,542,012 shares issuable upon the exercise of currently exercisable options and 300,000 shares held by the John J. McCloy II Family Trust for which Mr. McCloy's spouse serves as trustee, and as to which Mr. McCloy disclaims beneficial ownership.

(g) Includes 120,000 shares of restricted stock, 2,280,000 shares issuable upon the exercise of currently exercisable options and 3,015,835 shares issuable upon conversion of 63.3 shares of our series I preferred stock.

(h) Consists of 3,350,000 shares issuable upon the exercise of currently exercisable options.

(i) Includes 106,981,570 shares issuable upon the exercise of currently exercisable options and 11,396,787 shares issuable upon conversion of 212.3 shares of our series I preferred stock.

(j) Ms. Salkind's address is 18911 Collins Ave., Apt. 2403 Sunny Isles Beach, Florida 33160. Includes 3,866,745,055 shares issuable upon the conversion of convertible notes in the aggregate principal amount of $64.9 million (assuming full conversion of the notes and accrued interest) and 2,365,965,753 shares issuable to Ms. Salkind upon the exercise of currently exercisable warrants. Also includes 5,000 shares owned by Morton Salkind, Ms. Salkind's spouse and a former director of NCT, and 1,875,000 shares issuable upon the exercise of currently exercisable options held by Mr. Salkind, shares as to which Ms. Salkind disclaims beneficial ownership. Also includes 240,500,000 shares issuable upon the exercise of currently exercisable options held by Acme Associates, Inc. (see footnote (m) below); 23,000,000 shares issuable upon the exercise of currently exercisable options held by Motorworld, Incorporated; 23,000,000 shares issuable upon the exercise of currently exercisable options held by Inframe, Inc.; 24,500,000 shares issuable upon the exercise of currently exercisable options held by Avant Interactive, Inc.; 22,550,000 shares issuable upon exercise of currently exercisable options held by Turbo Networks, Inc.; and 23,000,000 shares issuable upon the exercise of currently exercisable options held by Maple Industries, Inc. Ms. Salkind is the sole stockholder of Acme Associates, Motorworld, Inframe, Avant Interactive, Turbo Networks and Maple Industries. Also includes 8,350,000 shares issuable upon the exercise of currently exercisable options held by Leben Care, Inc. (whose sole stockholder is Ms. Salkind's son, Steven Salkind) and 3,375,000 shares issuable upon the exercise of currently exercisable options held by Stop Noise, Inc. (whose sole stockholder is Steven Salkind), as to which Ms. Salkind disclaims beneficial ownership.

(k) Crammer Road LLC's business address is Cayside, 2nd Floor, P.O. Box 30592 SMB, George Town, Grand Cayman, Cayman Islands, British West Indies. David Sims of Navigator Management Ltd. has voting and dispositive control of these shares on behalf of Crammer Road. Includes 1,856,806,888 shares issuable upon the conversion of our series H preferred stock, along with accrued dividends. Also includes 1,250,000 shares issuable upon the exercise of currently exercisable warrants. Pursuant to a contractual restriction between Crammer Road and us, Crammer Road is prohibited from beneficially owning more than 9.9% of our common stock at any given time.

(l) Alpha Capital Aktiengesellschaft's business address is Pradafant 7, 9490 Furstentums, Vaduz, Liechtenstein. Konrad Ackermann, Director, has voting and dispositive control of these shares on behalf of Alpha Capital. Includes 19,455,556 shares issuable upon the exercise of currently exercisable warrants, 142,798,942 shares issuable upon the exchange of various convertible notes issued by Artera Group, along with accrued interest, 47,233,268 shares issuable upon the exchange of shares of series B preferred stock of Pro Tech, along with accretion, and 93,073,552 shares issuable upon the conversion of convertible notes issued by us, along with accrued interest. Pursuant to contractual restrictions between Alpha Capital and us, Alpha Capital is prohibited from beneficially owning more than 9.99% of our common stock at any given time.

(m) Acme Associates, Inc.'s business address is 322 Green Pond Road, Hibernia, New Jersey 07842. As noted in footnote (j) above, Carole Salkind is the sole stockholder of Acme Associates. Consists of 240,500,000 shares issuable upon the exercise of currently exercisable options.

(n) Libra Finance S.A.'s business address is c/o Trident Trust Company (BVI) Limited, Trident Chambers, Box 146, Road Town, Tortola, British Virgin Islands. Seymour Braun has voting and dispositive control of these shares on behalf of Libra Finance. Includes 5,000,000 shares issuable upon the exercise of currently exercisable warrants, 83,342,466 shares issuable upon the exchange of shares of series A preferred stock of Artera Group, along with accretion, and 43,165,007 shares issuable upon the conversion of convertible notes issued by us, along with accrued interest.

(o) Austost Anstalt Schaan's business address is Landstrasse 8, 9496 Fuerstentum, Balzers, Liechtenstein. Thomas Hackl has voting and dispositive control of these shares on behalf of Austost. Includes
     89,759,836 shares issuable upon the exchange of shares of series A preferred stock of Artera Group, along with accretion, and 24,471,772 shares issuable upon exchange of a convertible note issued by Artera Group, along with accrued interest.

(p) Balmore S.A.'s business address is c/o Trident Chambers, P.O. Box 146, Road Town, Tortola, British Virgin Islands. Gissela Kindle has voting and dispositive control of these shares on behalf of Balmore. Includes
     89,759,836 shares issuable upon the exchange of shares of series A preferred stock of Artera Group, along with accretion, and 3,167,938 shares issuable upon the exchange of a convertible note issued by Artera Group, along with accrued interest.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

     Set forth below is information for the three years ended December 31, 2004, 2003 and 2002 relating to compensation received by our Chief Executive Officer and our other four most highly compensated executive officers whose total annual salary and bonus for the fiscal year ended December 31, 2004 exceeded $100,000 (collectively, the "Named Executive Officers").


                                                                                                Long-Term Compensation
                                                                                        --------------------------------------
                                                 Annual Compensation                                   Awards
                                      ----------------------------------------------    --------------------------------------
                                                                                          Restricted           Securities
    Name and Principal                                              Other Annual            Stock              Underlying
         Position             Year    Salary ($)  Bonus ($)(a)    Compensation($)(b)      Awards (#)       Options/SARs (#)(c)
---------------------------- ------   ----------  -------------   ------------------    --------------     -------------------
Michael J. Parrella          2004    $  320,016   $ 902,444  (d)     $  20,688              -                  8,805,000
   Chief Executive           2003       320,016     433,412  (e)        20,688              -                  9,260,000
   Officer and Chairman      2002       320,016     136,473  (f)        20,688              -                 14,000,000
   of the Board

Irene Lebovics               2004       200,000     300,397  (d)        12,000              -                  3,800,000
   President                 2003       200,000     143,526  (e)        12,000              -                  4,000,000
                             2002       200,000      45,036  (f)        12,000              -                  2,350,000

Cy E. Hammond                2004       180,000     451,222  (d)        12,000              -                  3,425,000
   Senior Vice President,    2003       180,000     216,706  (e)        12,000              -                  3,600,000
   Chief Financial Officer   2002       180,000      68,237  (f)        12,000              -                  1,950,000
   and Treasurer

R. Wayne Darville (g)        2004       200,000     100,000  (d)           -            120,000  (h)             800,000
   Chief Operating Officer,  2003       200,000        -                   -                -                    800,000
   Artera Group, Inc.        2002       118,750        -                   -                -                    680,000

Mark Melnick                 2004       181,250      5,000   (d)         2,250              -                    950,000
   Senior Vice President,    2003       180,000        -                   -                -                  1,000,000
   General Counsel and       2002       180,000        -                   -                -                  1,100,000
   Secretary

----------
(a) The bonus amounts listed in this column indicate the bonuses earned and accrued with respect to each Named Executive Officer in the year indicated. The bonus amounts actually paid to each Named Executive Officer in each of the three years ended December 31, 2002, 2003 and 2004, whether for amounts earned in the given or prior years, are as follows:

                           Bonus Amounts Paid During the Year Ended December 31,
                           -----------------------------------------------------
                                2002                 2003             2004
                           --------------     ---------------    ---------------
    Michael J. Parrella      $   -              $    -             $ 655,000
    Irene Lebovics             26,455              74,000             37,000
    Cy E. Hammond              25,500             127,500             56,000
    R. Wayne Darville            -                   -                  -
    Mark Melnick                 -                   -                  -
                           --------------     ---------------    ---------------
                             $ 51,955           $ 201,500          $ 748,000
                           ==============     ===============    ===============

(b)  Other  annual  compensation   consists  of  automotive  lease  payments  or
     automotive allowances paid to the Named Executive Officers.

(c) The options were granted subject to stockholder approval of a sufficient increase in the number of shares of our authorized common stock and in the number of shares available for issuance under our 2001 Stock and Incentive Plan.

(d) Bonus amounts accrued and unpaid as of December 31, 2004, and the years in which the amounts were earned are as follows:

                    Amounts Accrued and Unpaid at December 31, 2004 Relating to:
                    ------------------------------------------------------------
                             2003             2004              Total
                        --------------   --------------   ------------------
 Michael J. Parrella    $            -   $      878,925   $      878,925
 Irene Lebovics                 71,434          300,397          371,831
 Cy E. Hammond                 106,741          451,222          557,963
 R. Wayne Darville                   -          100,000          100,000
 Mark Melnick                        -            5,000            5,000
                        --------------   --------------   ------------------
                        $      178,175   $    1,735,544   $    1,913,719
                        ==============   ==============   ==================

     In March 2005, four of the five Named Executive Officers purchased shares of our series I convertible preferred stock in exchange for a portion of bonuses accrued but unpaid as of December 31, 2004 as follows: Michael J. Parrella - $125,000; Irene Lebovics - $46,000; Cy E. Hammond - $72,000; and
     R. Wayne Darville - $100,000. See "Certain Relationships and Related Transactions - Officer Preferred Stock Purchases" below.

     In March 2005, Messrs. Parrella and Hammond and Ms. Lebovics waived a portion of their bonus amounts accrued and unpaid as of December 31, 2004, as follows: Michael J. Parrella - $326,011; Irene Lebovics - $106,504; and Cy E. Hammond - $158,256. The 2004 bonus amounts for these Named Executive Officers presented in the tables above do not reflect these waivers.

(e) Bonus amounts accrued and unpaid as of December 31, 2003, and the years in which the amounts were earned are as follows:

                    Amounts Accrued and Unpaid at December 31, 2003 Relating to:
                    ------------------------------------------------------------
                           2001            2002            2003          Total
                      -------------   --------------   ------------   ----------
Michael J. Parrella   $      61,597   $      136,473   $    433,412   $  631,482
Irene Lebovics                    -                -        108,434      108,434
Cy E. Hammond                     -                -        162,741      162,741
                      -------------   --------------   ------------   ----------
                      $      61,597   $      136,473   $    704,587   $  902,657
                      =============   ==============   ============   ==========

(f) Bonus amounts accrued and unpaid as of December 31, 2002, and the years in which the amounts were earned are as follows:

                    Amounts Accrued and Unpaid at December 31, 2002 Relating to:
                    ------------------------------------------------------------
                              2001             2002            Total
                         --------------   -------------    --------------
Michael J. Parrella      $       61,597   $     136,473    $   198,070
Irene Lebovics                        -          38,908         38,908
Cy E. Hammond                     5,298          68,237         73,535
                         --------------   -------------    --------------
                         $       66,895   $     243,618    $   310,513
                         ==============   =============    ==============

(g) Mr. Darville became Chief Information Officer of Artera Group effective May 1, 2002 and was promoted to Chief Operating Officer in August 2002.

(h) As of December 31, 2004, the aggregate value of the shares of restricted stock held by Mr. Darville was $2,340 (120,000 shares). All shares of restricted stock held by Mr. Darville were awarded on September 30, 2004, subject to stockholder approval of a sufficient increase in the number of shares of our authorized common stock and in the number of shares available for issuance under our 2001 Stock and Incentive Plan.

Option Grants in 2004

     The following table summarizes options granted to the Named Executive Officers during 2004.



                                          Individual Grants
                      ----------------------------------------------------------
                                                                                     Potential Realized Value
                      Number of         Percent of                                       at Assumed Annual
                      Securities      Total Options                                    Rates of Stock Price
                      Underlying        Granted to      Exercise                   Appreciation for Option Term (b)
                       Options          Employees        Price      Expiration    ---------------------------------
      Name            Granted (a)        in 2004       Per Share       Date             5%                  10%
-------------------   -----------     ---------------  -----------  ------------  ---------------     -------------
Michael J. Parrella   8,805,000           37.1%          $0.048       3/17/11         $172,057        $400,966

Irene Lebovics        3,800,000           16.0%          $0.048       3/17/11           74,255         173,046

Cy E. Hammond         3,425,000           14.4%          $0.048       3/17/11           66,927         155,969

R. Wayne Darville       800,000            3.4%          $0.048       3/17/11           15,633          36,431

Mark Melnick            950,000            4.0%          $0.048       3/17/11           18,564          43,261

----------

(a) These options are subject to stockholder approval of a sufficient increase in the number of shares of our authorized common stock and in the number of shares available for issuance under our 2001 Stock and Incentive Plan. These options were originally scheduled to vest over time in accordance with specified vesting schedules. On December 31, 2004, the vesting schedules of all non-vested options held by our employees and directors, including the options listed in the table above, were accelerated to immediately vest all such options.

(b) The dollar amounts in these columns are the result of calculations of the exercise price at the assumed 5% and 10% rates of appreciation compounded annually through the expiration date. Actual gains realized, if any, on stock option exercises and common stock holdings are dependent on the future performance of our common stock and overall market conditions.

2004 Option Exercises and Year-End Option Values

     The following table sets forth information with respect to the exercise of options during 2004 and the unexercised options held by each of the Named Executive Officers as of December 31, 2004. There were no unexercisable options at December 31, 2004. On December 31, 2004, the vesting schedules of all non-vested options held by our employees and directors, including the options listed in the table below, were accelerated to immediately vest all such options. Similar option vesting accelerations also occurred on October 25, 2002, September 10,2003 and March 17, 2004.


                                                              Number of Shares
                           Number of                            Underlying                      Value of Unexercised
                            Shares                         Unexercised Options at              In-the-Money Options at
                           Acquired                           December 31, 2004                   December 31, 2004
                              On            Value     ------------------------------------   ----------------------------
       Name              Exercise (#)     Realized    Exercisable (#)    Unexercisable (#)   Exercisable    Unexercisable
-------------------     --------------   -----------  ---------------    -----------------   -------------  -------------
Michael J. Parrella           -              -          56,729,634                -               -               -

Irene Lebovics                -              -          14,092,073                -               -               -

Cy E. Hammond                 -              -          10,939,024                -               -               -

R. Wayne Darville             -              -           2,280,000                -               -               -

Mark Melnick                  -              -           3,350,000                -               -               -


Compensation Arrangements with Certain Executive Officers

     Certain of our executive officers are eligible to receive an incentive cash bonus consisting of a percentage of the value, in cash or otherwise, of the transactions consummated by us with third parties. In 2004, these transactions consisted primarily of an aggregate principal amount of $86.8 million in financing transactions with Carole Salkind (including $77.7 million in refinancings involving matured notes payable to Ms. Salkind), an aggregate principal amount of $1.0 million in financing transactions with other third parties and an aggregate amount of $2.6 million in product sales and royalty and licensing revenue. The participants included in this arrangement and the percentages used to calculate their incentive bonuses are as follows:

                    Participant             Percentage
              ------------------------     -------------

                Michael J. Parrella           1.00%
                  Irene Lebovics              0.33%
                   Cy E. Hammond              0.50%

     In March 2005, due to our current financial condition, Messrs. Parrella and Hammond and Ms. Lebovics waived a portion of their bonus amounts accrued and unpaid as of December 31, 2004, as follows: Michael J. Parrella - $326,011; Irene Lebovics - $106,504; and Cy E. Hammond - $158,256.

Compensation Committee Interlocks and Insider Participation

     During 2004, John McCloy and Sam Oolie served as members of the compensation committee of our board of directors. Mr. McCloy served as our Chief Executive Officer from September 1987 to November 1994 and as our Chairman of the Board from September 1986 to November 1994. In addition, he served as our Chief Financial Officer from November 1990 to February 1993 and as our
Secretary-Treasurer from October 1986 to September 1987. Mr. McCloy also currently serves as the Chairman of SpringerRun, Inc., a company we have engaged to perform consulting services for us. See "Certain Relationships and Related Transactions - SpringerRun, Inc." below. During 2004, no executive officer served on the compensation committee or the board of directors of another entity whose executive officer served on our compensation committee.

                          COMPENSATION COMMITTEE REPORT

     The compensation committee is responsible for the compensation programs affecting our executive officers and other key management employees and for administering our stock incentive plans. Our compensation programs are designed to provide fair and competitive compensation, to reward performance, effort and commitment and to attract, retain and motivate senior executive and key management employees. Our compensation programs for executive officers consist of the following three elements: base salary; incentive bonus; and long-term incentive compensation consisting of stock options. The compensation committee believes that this approach best serves our interests and the interests of our stockholders by ensuring that executive officers are compensated in a manner that advances both our short- and long-term interests and the interests of our stockholders.

     In assessing executive compensation for 2004, the compensation committee noted the performance of senior executives and key management employees in developing the Artera Turbo technology and distribution networks for this product, managing our other operating businesses and managing our overall financial and other affairs, all at a time of limited staffing and available cash resources.

Components of Executive Compensation

     Base Salary. The compensation committee reviews the base salaries paid to executive officers annually. In reviewing and assessing the appropriateness of base compensation levels, the compensation committee considers the nature and responsibilities of the position and the contribution, experience and tenure of the executive officer. In addition, the base salaries take into account the compensation paid to senior executives at other companies of similar size and under similar circumstances.

     Incentive Bonus. Certain of our executive officers are eligible to receive an incentive bonus payable in cash based upon the value derived by us, whether in cash or otherwise, upon the execution of transactions with third parties.

     Stock Options. Our 2001 Plan authorizes the compensation committee to grant options to our executive officers and other employees. Stock options are granted at the fair market value of our common stock on the date of grant and generally have been awarded annually to our senior executives and other employees. In determining a stock option award, the compensation committee considers the current value of our common stock, an individual's base compensation, the number of options, if any, previously granted to an individual, an individual's past and expected future contributions to our financial performance and an individual's responsibilities for assisting us in achieving long-term strategic goals.

     In 2004, certain executive officers received grants of non-qualified stock options. These options were granted at the fair market value of our common stock on the date of grant. The options were scheduled to vest over a maximum three-year period and have a seven-year term. On December 31, 2004, the vesting schedules of all non-vested options held by our employees and directors, including the options granted to our executive officers in 2004, were accelerated to immediately vest all such options. These option grants are subject to stockholder approval of a sufficient increase in the number of shares of our authorized common stock and in the number of shares available for issuance under the 2001 Plan. In determining the number of stock options granted to executive officers, the compensation committee took into account the individual factors discussed above.

Chief Executive Officer Compensation

     Michael J. Parrella has served as our Chief Executive Officer since August 1995 and as our Chairman of the Board since April 2000. Mr. Parrella's compensation for 2004 as our Chief Executive Officer was determined in accordance with the executive compensation programs described above. Mr.
Parrella's base salary for 2004 was at an annual rate of $320,000, which has remained unchanged over the last three years. Mr. Parrella was also eligible to receive an incentive cash bonus equal to 1% of the value, in cash or otherwise, of the transactions consummated by us with third parties. Under this incentive bonus arrangement, Mr. Parrella earned $902,444 during 2004, of which $878,925 was accrued and unpaid as of December 31. 2004. However, in March 2005, Mr. Parrella purchased 81 shares of our series I preferred stock in exchange for $125,000 of this amount and also waived an additional $326,011 of this amount. During 2004, Mr. Parrella was also granted non-qualified stock options to purchase 8,805,000 shares of our common stock at an exercise price of $0.048 per share, which was the fair market value of our common stock on the date of grant. One-half of the options vested on the date of grant, and the remainder was scheduled to vest on the third anniversary of the date of grant, subject to specific acceleration events. On December 31, 2004, the vesting schedules of all non-vested options held by our employees and directors, including the options granted to Mr. Parrella in 2004, were accelerated to immediately vest all such options. The options expire seven years from the date of grant. These option grants are subject to stockholder approval of a sufficient increase in the number of shares of our authorized common stock and in the number of shares available for issuance under the 2001 Plan.

                                     Members of the Compensation Committee

                                               John J. McCloy
                                               Sam Oolie

                          STOCK PRICE PERFORMANCE GRAPH

     The following graph compares the performance of our common stock with the performance of the Nasdaq Stock Market (U.S. Companies) Composite Index and the Nasdaq Electronics Components Stock Index, which is composed of companies in the electronics components industry listed on the Nasdaq National Market System. The graph assumes that $100 was invested on December 31, 1999 in each of our common stock, the Nasdaq U.S. Composite Index and the Nasdaq Electronics Components Stock Index, and that all dividends were reinvested. The stock price performance shown on the graph below is not necessarily indicative of future price performance.


                                [OBJECT OMITTED]


-------------------------  -------- -------- -------- -------- -------- --------

                           12/31/99 12/31/00 12/31/01 12/31/02 12/31/03 12/31/04
-------------------------  -------- -------- -------- -------- -------- --------

NCT                          $100     $133     $63      $33      $30      $14
-------------------------  -------- -------- -------- -------- -------- --------

Nasdaq US Composite Index     100       60      48       33       49       54
-------------------------  -------- -------- -------- -------- -------- --------

Nasdaq Electronic
Components Stock Index        100       82      56       30       58       46
-------------------------  -------- -------- -------- -------- -------- --------

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Secured Convertible Notes and Warrants Issued to Carole Salkind

     Beginning in 1999, we have issued convertible notes to Carole Salkind, a beneficial owner of approximately 91% of our common stock and the spouse of a former director of NCT. At April 29, 2005, the aggregate principal balance outstanding of these notes was approximately $64.9 million. Substantially all of our assets secure the notes. We have sustained our operations over the last three years primarily from the funding received from Ms. Salkind and are dependent upon this funding to continue operations. Although we do not have a formal agreement requiring her to do so, we believe that Ms. Salkind will continue to provide funds to us. Our belief that funding from her will continue is based primarily upon her continued funding of us to date despite our failure to repay her notes as the notes matured. Since January 2001, we have established a history of defaulting on the repayment of obligations owed to Ms. Salkind as these obligations become due. Ms. Salkind has allowed us to roll over maturing notes, along with accrued interest (including interest at a default rate equal to the note's stated rate plus 5% after default) and a default penalty (10% of the principal in default), into new notes that generally mature six months from the date of the rolled-over note. In addition to the financing provided by rolling over maturing notes, Ms. Salkind has continued to provide us with new funds. From time to time, we have obtained oral assurances that Ms. Salkind will continue funding us. However, we have no legally binding assurance that Ms. Salkind will continue funding us.

     At Ms. Salkind's election, the notes are convertible into shares of our common stock at fixed conversion prices representing the fair value of our common stock on the date of issuance. In addition, the notes are exchangeable for shares of common stock of any of our subsidiaries (other than Pro Tech) that makes a public offering of its common stock (at the public offering price). The notes contain various events of default, the occurrence of any one of which provides, at Ms. Salkind's election, that the outstanding principal, accrued interest and default penalty become immediately due and payable. We are obligated to use our best efforts to register for resale the shares of our common stock into which the notes are convertible within six months of the respective note issuance dates.

     Of the debt owed to Ms. Salkind as of April 29, 2005, approximately $37.7 million represents cash loans made by Ms. Salkind (rather than non-cash items such as interest and default penalties rolled into new notes). Through April 29, 2005, Ms. Salkind has loaned us a total of $38.4 million in cash. She converted one $500,000 note into shares of our common stock and was repaid one $250,000 note. Listed below are the convertible notes issued to Ms. Salkind that are outstanding as of April 29, 2005:




 Issue Date          Due Date          Principal          Conversion Price
--------------    --------------     ----------------    -------------------
  11/08/04           05/08/05         $    425,000          $  0.0190
  11/23/04           05/23/05              400,000             0.0180
  11/23/04           05/23/05              479,901             0.0190
  12/02/04           06/02/05              400,000             0.0170
  12/17/04           06/17/05              400,000             0.0166
  12/22/04           06/22/05           13,933,585             0.0166
  12/22/04           12/22/09            5,000,000             0.0166
  12/31/04           06/30/05              400,000             0.0180
  12/31/04           06/30/05            8,968,594             0.0180
  01/26/05           07/26/05              400,000             0.0172
  01/26/05           07/26/05           11,291,006             0.0172
  02/09/05           08/09/05              400,000             0.0180
  02/09/05           08/09/05           15,986,794             0.0180
  02/16/05           08/16/05              400,000             0.0184
  02/21/05           08/21/05              457,762             0.0195
  03/08/05           09/08/05              390,000             0.0180
  03/11/05           09/11/05              457,202             0.0180
  03/23/05           09/23/05            2,001,439             0.0183
  03/29/05           09/29/05              390,000             0.0180
  04/14/05           10/14/05              457,970             0.0130
  04/14/05           10/14/05              390,000             0.0130
  04/26/05           10/26/05              390,000             0.0011
  04/29/05           10/29/05            1,034,532             0.0012
                                     ----------------
                                      $ 64,853,785
                                     ================

     Between January 1, 2004 and December 31, 2004, we issued Ms. Salkind convertible notes in the aggregate principal amount of $91.8 million in a total of 39 loan transactions. Of these notes, $86.8 million (38 loan transactions) bore interest at 8% per annum and $5.0 million (one loan transaction) bore interest at 12% per annum. The $5.0 million note is described under the heading "Settlement Agreement with Carole Salkind" below. Of the $86.8 million in 8% convertible notes, $13.6 million (12 loan transactions) were due upon demand and $73.2 million (26 loan transactions) were due six months from the date of issuance. In addition, of the $86.8 million in notes, $9.1 million were issued in exchange for $9.1 million in cash from Ms. Salkind and $77.7 million were issued to refinance matured notes. During 2004, Ms. Salkind demanded repayment of all outstanding demand notes (an aggregate of $16.7 million, representing $13.6 million of notes issued in 2004 and $3.1 million of notes issued in 2003). In 2004, we did not repay any of the indebtedness due Ms. Salkind, but refinanced matured notes and notes for which she had demanded repayment into new notes. The aggregate principal amount of the refinancing notes represents the principal refinanced ($67.5 million), default penalties (10% of principal in default, or $6.8 million) and accrued interest ($3.4 million).

     Between January 1, 2005 and April 29, 2005, we issued Ms. Salkind 8% convertible notes in the aggregate principal amount of approximately $34.4 million in a total of fourteen loan transactions. The notes mature six months from the date of issuance. Of the $34.4 million in notes, approximately $2.8 million were issued in exchange for approximately $2.8 million in cash from Ms. Salkind and approximately $31.7 million were issued to refinance matured notes. The aggregate principal amount of the refinancing notes represent the principal refinanced ($27.7 million), default penalty (10% of principal in default, or $2.8 million) and accrued interest ($1.2 million).

     In connection with the issuance of convertible notes to Ms. Salkind, we have issued to her warrants to purchase shares of our common stock. As of April 29, 2005, we have issued to Ms. Salkind warrants to purchase an aggregate of 2,365,965,753 shares of our common stock at a weighted exercise price per share of $0.0274 approximately, including warrants that were issued between January 1, 2004 and April 29, 2005 to purchase an aggregate of 2,084,000,000 shares of our common stock at a weighted average price of $0.0242.

     In addition, on January 11, 2002, we granted Ms. Salkind a five-year option to acquire a 10% equity interest in our subsidiary, Artera Group, Inc. at an exercise price of 10% of the pre-money enterprise value attributed to Artera Group in the first transaction following January 11, 2002 in which an unrelated investor purchases or commits to purchase an equity interest in Artera Group for payment of at least $5 million. For example, if an unrelated investor pays $20 million to purchase a 20% equity interest in Artera Group, Ms. Salkind may acquire a 10% equity interest for $10 million.

Settlement Agreement with Carole Salkind

     On December 3, 2004, we were informed by Carole Salkind that she entered into a written agreement with Production Resource Group, LLC pursuant to which PRG assigned to Ms. Salkind all of its claims pending against us and our directors and officers. These claims included those asserted by PRG in three pending lawsuits, two in Superior Court of the State of Connecticut and one in the Court of Chancery of Delaware. In one of the Connecticut cases, PRG's claims included a claim of collection on a $2.0 million Offer of Judgment previously accepted by us. In the Delaware case, PRG sought, among other things, the appointment of a receiver over our business and assets.

     On December 22, 2004, we, all of the individual members of our board of directors and Ms. Salkind entered into a settlement agreement. Under this agreement, Ms. Salkind irrevocably released us and our directors from and against all claims assigned to Ms. Salkind by PRG, except as described below. In connection with her release, Ms. Salkind has agreed to dismiss (without prejudice) the three lawsuits described above.

     In consideration for entering into the settlement agreement, we issued to Ms. Salkind a five-year convertible note in the principal amount of $5.0 million. The note is secured by substantially all of our assets. The note bears interest, retroactive to December 1, 2004, at 12% per annum payable quarterly in arrears beginning October 1, 2005, and bears interest at a default rate of 17% per annum on any interest or principal not paid when due. If the interest is not paid when due, a penalty amount equal to 10% of the then outstanding principal shall become due and payable. At the election of Ms. Salkind, the note may be converted into shares of our common stock at a conversion price per share of $0.0166 or exchanged for shares of common stock of any of our subsidiaries (other than Pro Tech) that makes a public offering of its common stock (at the public offering price).

     The settlement agreement further provides that unless there is a default under the note, Ms. Salkind may not enforce any of the PRG claims or lawsuits described above. Upon full satisfaction of the note, Ms. Salkind's release of the PRG claims automatically becomes unqualified and Ms. Salkind must dismiss the PRG lawsuits described above, this time with prejudice. However, if a default occurs under the note, all PRG claims and lawsuits against us and our directors may thereafter be enforced by Ms. Salkind, including the lawsuits previously dismissed without prejudice and including the judgment of $2.0 million plus accrued interest described above, all to the extent necessary for full satisfaction under the note. In connection with the issuance of the note, we issued to Ms. Salkind a five-year warrant to purchase 82,500,000 shares of our common stock at an exercise price per share of $0.0166.

Consulting Agreements with Affiliates of Carole Salkind

     From time to time, we have entered into consulting agreements with the following entities that are affiliates of Carole Salkind: Acme Associates, Inc.; Leben Care, Inc.; Stop Noise, Inc.; Motorworld, Incorporated; Inframe, Inc.; Avant Interactive, Inc.; Turbo Networks, Inc. and Maple Industries, Inc. Ms. Salkind is the sole stockholder of Acme Associates, Motorworld, Inframe, Avant Interactive, Turbo Networks and Maple Industries. Ms. Salkind's son, Steven Salkind, is the sole stockholder of Leben Care and Stop Noise. All of these agreements expired by their terms during 2004 or early 2005, except our agreement with Maple Industries, which expires in June 2005.

     The consultants have provided on-going consulting services and advice in a number of areas pertaining to our business affairs as we have reasonably requested from time to time, including the following: (1) advising on our strategic direction; (2) assisting us in corporate development; (3) evaluating merger, acquisition and joint venture opportunities; (4) developing and refining business plans; (5) developing business and growth strategies; (6) advising on recruiting; (7) discussing product development issues and expansion; (8) serving as a marketing liaison and facilitator; (9) evaluating marketing plans; and (10) assisting with various contract negotiations. We believe that the consulting agreements with these companies are on terms no less favorable to us than those that could be obtained from unaffiliated parties. The actual consulting services under these agreements have been performed primarily by Ms. Salkind's spouse, Morton Salkind, acting on behalf of the consultants. Mr. Salkind served as a member of our board of directors from July 1997 until January 1999. Mr. Salkind is a successful businessman who has vast experience in various industries, including among other things, experience as an entrepreneur, ownership of various companies, seasoning as a businessman who has served as chief executive officer of many business ventures, active oversight of the performance of companies, determination of the strategic and tactical direction of companies and an understanding of our proprietary technologies and the marketplace.

     The business purpose for having the consulting services be provided through corporations rather than through direct contracts with Mr. Salkind is that it is only with the liability and other protections and benefits of the corporate form that the consulting services were offered. The arrangements have been with multiple corporations rather than one because that is the only manner in which the services were offered to us. Although some overlap exists in the consulting periods and fees, the consulting services are different in each case and are based on our evolving needs and objectives. The consulting entities have material business purposes other than providing consulting services to us.

     As compensation for these consulting services, we have generally agreed to pay cash fees and to grant stock options to the consulting entities and to provide health insurance to Mr. Salkind. We have not paid any cash fees, but we have accrued $482,500 in fees as of December 31, 2004 and expect to accrue an additional $27,500 through June 2005. In addition, we have granted five-year, fully vested stock options to the consultants that are exercisable at the then market price of our common stock on the date of grant. As of April 29, 2005, we have granted options to purchase an aggregate of 368,275,000 shares of our common stock at a weighted exercise price per share of $0.0454 to these consultants. Finally, we have paid health insurance premiums on behalf of Mr. Salkind of approximately $1,600, $2,200 and $4,100 in 2002, 2003 and 2004,
respectively. We have not paid any cash or non-cash consulting compensation directly to Carole Salkind or Morton Salkind or to any members of their family under those agreements.

     On January 7, 2005, we entered into a three-year consulting agreement with Morton Salkind to provide us ongoing financial and consulting advisory services as we may reasonably request from time to time. As compensation for these consulting services, we have agreed to pay to Mr. Salkind a monthly $5,000 cash fee payable at the end of the term of the agreement, to reimburse Mr. Salkind and his spouse for the cost of health insurance premiums and to provide Mr. Salkind with the use of an automobile owned or leased by us, together with auto insurance coverage, through the term of the agreement. Our expected costs to provide this automobile are $10,800 per year. The consulting engagements and compensation of Mr. Salkind or of entities represented by Mr. Salkind is not dependent upon the ongoing funding provided by Ms. Salkind.

     In March 2005, we sold 510 shares of our series I convertible preferred stock to Steven Salkind in exchange for an aggregate of unpaid cash consulting fees of $510,000 accrued through June 12, 2005, representing all cash consulting fees payable to the consulting entities (but not to Morton Salkind personally pursuant to his January 2005 agreement). These consulting fees had previously been assigned to Steven Salkind by these entities. See "Officer Preferred Stock Purchases" below for a description of the terms of our series I preferred stock.

Officer Preferred Stock Purchases

     In March 2005, we sold an aggregate of 212.33253 shares of our series I convertible preferred stock to four executive officers in exchange for accrued but unpaid incentive cash bonuses of $490,000 (before income tax withholding). The specific terms of each of these purchases are as follows:


                                                                Net Bonus Amount
                                                     Gross          After Tax           Shares
                 Name                             Bonus Amount     Withholding         Purchased
                 ----                             ------------  ----------------       ----------
Michael J. Parrella, Chief Executive Officer      $  125,000       $   81,000              81
  and Chairman of the Board

Irene Lebovics, President                             46,000           27,000              27

Cy E. Hammond, Senior Vice President and              72,000           41,000              41
  Chief Financial Officer

R. Wayne Darville, Chief Operating Officer,          100,000           63,333           63.33253
  Artera Group, Inc.

Our series I preferred stock has a stated value of $1,000 per share. No dividends are payable on the series I preferred stock. The series I preferred stock is junior in rank to our series H convertible preferred stock, but senior in rank to our common stock and has preferences over our common stock with respect to distributions and payments upon our liquidation, dissolution or winding up. The holders of series I preferred stock have no voting rights (except as may be required by law). Each share of series I preferred stock is convertible into approximately 47,619 shares of our common stock, determined by dividing the $1,000 stated value by the fixed conversion price of $0.0210 per share. This conversion price is higher than the fair market value of our common stock on March 16, 2005 (the date the purchase agreements were executed) of $0.0185 per share. The series I preferred stock is not convertible until 20 days after our stockholders approve an increase in the number of authorized shares of our common stock.

SpringerRun, Inc.

     In July 2003, we entered into a consulting agreement with SpringerRun, Inc. John McCloy II, a director of NCT, is Chairman of the Board of Directors, Chief Executive Officer and a 40% stockholder of SpringerRun. John McCloy II's son, John McCloy III, is President, Treasurer, Secretary, a Director and a 25% stockholder of SpringerRun. John McCloy II's son, Rush McCloy, is a 25%
stockholder of SpringerRun. Under this consulting agreement, SpringerRun provides consulting services to us, consisting primarily of raising capital and debt financing, identifying potential joint ventures and other strategic transactions and finding distributors, licensees and end users for our products and technologies. The initial term of the SpringerRun agreement was one year, but is automatically extended for additional one-year terms unless terminated prior to the start of any one-year term by either party. Under the agreement, we have agreed to pay SpringerRun the following compensation: 6% of the amount of any equity financing arranged by SpringerRun plus 5% of this amount payable in warrants to purchase shares of our common stock; 1% of the amount of any debt financing arranged by SpringerRun; and 7% of our net revenues resulting from joint ventures or distribution, license or end user agreements arranged by SpringerRun for the first three years of these agreements and 5% of net revenues resulting from these agreements thereafter. In lieu of cash, some of the compensation described above may, at SpringerRun's request and if agreed to by us, be paid in shares of our common stock or in the shares of any joint venture entity entered into by us. The material terms and conditions of this agreement, including the compensation formulas, are comparable to those used by us with similarly situated, unrelated consultants. We have paid expenses aggregating approximately $7,000 on behalf of SpringerRun through April 29, 2005. The compensation earned by SpringerRun under the agreement through April 29, 2005 was $1,033 and has been offset against the expenses paid by us on behalf of SpringerRun.

Kambrium, AB

     On May 20, 2004, we entered into a one-year consulting agreement with Kambrium, AB, a Swedish consulting firm. Under this agreement, Kambrium is assisting us in establishing distribution relationships, large end user sales, resellers, capital funding, joint venture partners and private network opportunities for our Artera Group business and our Artera Turbo product lines, primarily in Scandinavia. We paid Kambrium an up-front, one-time engagement fee of $32,800 to cover Kambrium's first-year expenses for their provision of services to us. In addition, our agreement with Kambrium provides for future pay-for-performance consideration that is generally based on a percentage of the value of the revenue or funding received by us as a result of Kambrium's efforts. Kambrium is currently developing several significant business prospects for our Artera Group business and our Artera Turbo product lines. Jonathan M. Charry, Ph.D., our former Senior Vice President, Corporate Development, was engaged by Kambrium to provide Kambrium with product expertise to facilitate Kambrium's efforts on our behalf.

Manatt Jones Global Strategies, LLC

     On July 1, 2004, we entered into a sixteen-month consulting agreement with Manatt Jones Global Strategies, LLC, a consulting firm. Under this agreement, Manatt Jones is assisting us in establishing distribution relationships, large end user sales, resellers, capital funding, joint venture partners and private network opportunities for our Artera Group business and our Artera Turbo product lines, primarily in Mexico, Latin America and Asia through the firm's extensive contacts in those regions, but also in the United States and elsewhere through the firm's extensive contacts in the Washington, D.C. area. For example, two of the principals of Manatt Jones, one a former United States ambassador to Mexico and the other a former United States ambassador to Malaysia, are currently pursuing business opportunities on our behalf. Manatt Jones also provides us with use of their Washington, D.C. and New York City offices. Under this agreement, we pay a monthly fee of $16,250 to Manatt Jones for these services. Manatt Jones recruited Dr. Charry to serve as a Managing Director in which capacity he is able to support Manatt Jones's efforts on our behalf as a result of his availability and his experience with our Artera Group business.

LightSpeed Networks, Inc

     On July 30, 2004, we entered into a two-year consulting agreement with LightSpeed Networks, Inc., a consulting firm. Under this agreement, LightSpeed will assist us, in particular Artera Group, in establishing distribution relationships and securing capital, funding and joint ventures. Our agreement with LightSpeed provides for future pay-for-performance consideration (after a threshold is met) that is generally based on a percentage of the value of the revenue or funding received by us as a result of LightSpeed's efforts. Dr. Charry is the President and sole stockholder of LightSpeed. In addition, under the agreement with LightSpeed, we agreed to waive the expiration of Dr. Charry's options that otherwise would have expired three months after Dr. Charry's resignation from employment with us and to accelerate the vesting of any unvested options then held by Dr. Charry, in order to provide Dr. Charry additional incentive to further our business objectives through his efforts with LightSpeed.

Spyder Technologies Group, LLC

     In October 2003, Artera Group entered into a master distributor agreement with Spyder Technologies Group, LLC under which Spyder distributes the Artera Turbo service in Puerto Rico, the U.S. Virgin Islands and a number of countries in the Caribbean region. This agreement superseded a prior agreement entered into in October 2002. Jonathan Parrella, the son of Michael J. Parrella, our Chairman and Chief Executive Officer, is President of and holds a 25% ownership interest in Spyder. Michael J. Parrella, Jr., the son of Michael J. Parrella and an officer of Artera Group, holds a 17% interest in Spyder. Bulldog
Communications, Inc. holds a 20% ownership interest in Spyder. Bulldog Communications, Inc. is owned 20% by each of Michael J. Parrella and his wife and three children: Karen Parrella, Michael Parrella, Jr., Jonathan Parrella and Daniel Parrella. Michael J. Parrella is also the Chairman of the Board, and Karen Parrella is the President, of Bulldog Communications. The term of the agreement is through February 2008. The agreement includes a compensation structure based on royalties payable by Spyder to Artera Group on sales to distributors by Spyder. The royalties are calculated on a per unit basis and vary based upon the size and category of the end user of the product and the support services provided by Artera Group. The material terms of the agreement, including the compensation structure and royalty rates were comparable to those used by Artera Group at the time with similarly situated, unrelated master distributors. On August 1, 2004, Artera Group and Spyder entered into an amendment and waiver with respect to this agreement. Among other things, Spyder granted a limited waiver of its exclusive distribution rights in exchange for the right to certain finder's fees and the royalty amounts payable under the agreement were amended. The finder's fee and the new royalty amounts payable are comparable with those currently payable to similarly situated, unrelated finders and master distributors, respectively. In March 2005, pursuant to the terms of this agreement, we exercised our right to convert all of Spyder's exclusive rights under the agreement into non-exclusive rights effective March 23, 2005. Spyder earned no finder's fees under the terms of the August 1, 2004 amendment and waiver during the term of Spyder's exclusive distribution rights.

     In September 2003, Artera Group entered into a master distributor agreement with Spyder under which Spyder distributes the Artera Turbo service in the United States, Canada, South America and Central America. This agreement superseded a prior agreement entered into in October 2002. The term of the agreement is five years. The agreement includes a compensation structure based on royalties payable by Spyder to Artera Group on sales to distributors by Spyder. The royalties are calculated on a per unit basis and vary based upon the size and category of the end user of the product and the support services provided by Artera Group. The material terms of the agreement, including the compensation structure and royalty rates, were comparable to those used by Artera Group at the time with similarly situated, unrelated master distributors. On August 1, 2004, Artera and Spyder amended this agreement to amend, among other things, the royalty amounts payable under the agreement to be comparable with those currently payable to similarly situated, unrelated master distributors.

     Also in September 2003, Artera Group entered into a reseller agreement with Spyder under which Spyder resells the Artera Turbo service in the United States, Canada, South America and Central America. Spyder is to pay Artera Group per unit royalties that vary based upon the size and category of the end user of the product. The term of the agreement was one year, with possible renewals. The material terms of the agreement, including the compensation structure and royalty rates, were comparable to those used by Artera Group at the time with similarly situated, unrelated resellers. On August 1, 2004, Artera and Spyder amended this agreement to amend, among other things, the royalty amounts payable under the agreement to be comparable with those currently payable to similarly situated, unrelated resellers.

     On August 1, 2004, Artera and Spyder entered into a finder agreement under which Spyder will assist Artera Group in finding master distributors and resellers for Artera's Artera Turbo service. Artera will pay Spyder a monthly commission based upon agreements with master distributors or resellers reached by Artera as a result of Spyder's performance. The commission structure and other material terms of the agreement are comparable to those used by Artera with similarly situated, unrelated finders.

     Under all of the Spyder agreements, Spyder earned aggregate commissions of $143, $3,017, and $2,614 for the years ended December 31, 2002, 2003 and 2004, respectively. In 2005, through April 29, 2005, Spyder has paid Artera Group royalties of $1,749.

     In addition, from time to time on an "as needed" basis, Spyder provides technical consulting services to Artera Group pertaining to Artera Turbo, for a fee of $20 per hour per person. Spyder earned aggregate technical consulting fees of $12,330, $86,840, and $115,206 for the years ended December 31, 2002, 2003 and 2004, respectively, and $13,440 in 2005, through April 29, 2005.

Alpha Capital Aktiengesellschaft and Libra Finance, S.A.

     In July 2004, we issued a subordinated secured convertible note in the aggregate principal amount of $400,000 to Alpha Capital Aktiengesellschaft, a beneficial owner of more than 5% of our common stock, and an unsecured convertible note in the aggregate principal amount of $40,000 to Libra Finance, S.A., a third party finder and a beneficial owner of more than 5% of our common stock. The notes mature on July 23, 2006 and bear interest at 8% per annum. The notes are convertible into shares of our common stock at a conversion price per share equal to the lesser of $0.0232 or 80% of the average closing bid price of our common stock for the five trading days prior to conversion. We would be required to make certain liquidated damages payments if we fail to effect a requested conversion in a timely manner. In connection with the issuance of the note to Alpha Capital, we issued to Alpha Capital a five-year warrant to purchase 5,555,556 shares of our common stock at an exercise price per share equal to the conversion price of the note. We also have an obligation to register for resale the shares of our common stock issuable upon conversion of the notes and exercise of the warrant.

Crammer Road LLC

     In May 2004, we sold 27 shares of our series H preferred stock to Crammer Road LLC, a beneficial owner of more than 5% of our common stock, for $230,000. We received the cash in advance of the issuance of the shares ($65,000 in July 2002 and $165,000 in March 2003). Our series H preferred stock has a stated value of $10,000 per share and a cumulative dividend of 4% per annum on the stated value payable upon conversion in either cash or shares of our common stock at our election. The series H preferred stock is senior in rank to our common stock and has preferences with respect to dividends and as to our liquidation, dissolution or winding up. Crammer Road is the sole holder of our series H preferred stock. The holder of our series H preferred stock has no voting rights (except as may be required by law). The series H preferred stock is convertible into shares of our common stock, determined by dividing the $10,000 stated value by the conversion price of 75% of the average closing bid price of our common stock for the five trading days prior to conversion. The series H preferred stock is also redeemable by us in cash at any time at a redemption price that is a function of the time between the date the series H was originally issued and the redemption date. We are obligated to register for resale shares of our common stock issuable upon the conversion of our series H preferred stock. At April 29, 2005, 1,752 shares of our series H preferred stock were outstanding.

     On September 30, 2004, we entered into an amended and restated private equity credit agreement with Crammer Road that supersedes and replaces a private equity credit agreement dated July 25, 2002. The new credit agreement gives us the rights to sell to Crammer Road shares of our common stock having an aggregate value of up to $50 million (the maximum commitment amount) pursuant to puts made by us. The agreement requires us to sell to Crammer Road at least an aggregate of $5 million of our common stock (the minimum commitment amount), at a 9% discount from the market value of our common stock determined at the time of a put. We are obligated to register for resale shares of our common stock sold pursuant to the September 2004 credit agreement in an amount no less than the number of shares for which puts are made, but in no event less than 150% of the minimum commitment amount. In order for us to be able to sell shares to Crammer Road pursuant to the agreement, we must obtain stockholder approval of an amendment to our certificate of incorporation to sufficiently increase the number of authorized shares of our common stock and must establish and maintain an effective registration statement with the Securities and Exchange Commission to permit the resale of shares sold to Crammer Road pursuant to the agreement.

Indebtedness of Former Executive Officer

     On various dates commencing in 2000, Jonathan M. Charry, Ph.D., our former Senior Vice President, Corporate Development, entered into short-term promissory notes to borrow funds from us in anticipation of cash bonuses due him under an incentive compensation arrangement. Effective May 1, 2002, the borrowed funds had not been repaid but were consolidated with interest into an outstanding promissory note due January 15, 2003 with an aggregate principal amount of $107,960. This note went into default on January 15, 2003 and we continue to seek collection on the note. The note bore interest at an annual rate of 6.0% through its due date of January 15, 2003, and bears interest at prime plus 5% thereafter. As of April 29, 2005, the total amount outstanding under this note, including accrued but unpaid interest through the date a reserve was recorded, was $108,540.

                             AUDIT COMMITTEE REPORT

     The audit committee oversees our financial reporting process on behalf of the board of directors. Management has the primary responsibility for our financial statements and the reporting process, including the system of internal controls. In fulfilling its oversight responsibilities, the audit committee held discussions with management and Eisner LLP, our independent registered public accountants, regarding the presentation of our financial results. The audit committee discussed significant accounting policies applied in our financial statements, as well as alternative treatments. Management represented to the audit committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the audit committee has reviewed and discussed the consolidated financial statements with management and our independent registered public accountants. The audit committee also discussed with our independent registered public accountants the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees. This included a discussion of our independent registered public accountants' judgments as to the quality, not just the acceptability, of our accounting principles and the other matters that the standards of the United States Public Company Accounting Oversight Board require to be discussed with the audit committee.

     In addition, the audit committee discussed with the independent registered public accountants the accountants' independence from NCT and our management, including the matters described in the written disclosures required by Independent Standards Board Standard No. 1, Independence Discussion with Audit Committees. The audit committee also considered whether the independent registered public accountants' provision of permitted non-audit services to NCT is compatible with the independent registered public accountants' independence and concluded that the independent registered public accountants are independent from NCT and our management.

     In reliance on the reviews and discussions referred to above, the audit committee recommended to the board of directors, and the board has approved, that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2004, for filing with the Securities and Exchange Commission. The audit committee has selected, and the board has ratified the selection of, Eisner LLP as our independent registered public accountants for the fiscal year ending December 31, 2005.

                                      Members of the Audit Committee

                                             John J. McCloy
                                             Sam Oolie

        INFORMATION RELATING TO INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Independent Registered Public Accountants for 2005

     The board of directors has ratified the audit committee's selection of Eisner LLP to serve as our principal independent registered public accountants for the fiscal year ending December 31, 2005. Eisner has reported to us that none of its members has any direct financial interest or material indirect financial interest in us.

     Representatives of Eisner are expected to be present at the annual meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Audit and Non-Audit Fees

     The following table sets forth the aggregate fees billed or accrued by us for the audit and other services provided by Eisner LLP for the years ended December 31, 2003 and 2004.

                                       Year Ended December 31,
                                   ------------------------------
                                        2003             2004
                                   --------------   -------------
    Audit Fees (a)                 $   272,000      $   282,000
    Audit-Related Fees                   -                -
    Tax Fees (b)                        65,000           55,000
    All Other Fees                       -                -
                                   --------------   -------------
         Total                     $   337,000      $   337,000
                                   ==============   =============
----------
(a) Represents fees billed and accrued for professional services rendered in connection with the annual audit and quarterly review of our consolidated financial statements included in our annual reports on Form 10-K and quarterly reports on Form 10-Q and in connection with our filing of registration statements with the Securities and Exchange Commission.

(b) Represents fees billed for professional services rendered in connection with federal and state tax return preparation and other tax matters. Includes $3,250 in each of 2003 and 2004 allocated to Pro Tech, our publicly traded majority-owned subsidiary included in our consolidated tax returns.

Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accountants

     The audit committee has pre-approved all audit services and permitted non-audit services provided by our independent registered public accountants and the compensation, fees and terms for these services. The audit committee has also determined not to adopt any blanket pre-approval policy but instead to require that the audit committee pre-approve the compensation and terms of service for audit services provided by the independent registered public accountants and any changes in terms and compensation resulting from changes in audit scope, company structure or other matters. The audit committee has also determined to require pre-approval by the audit committee of the compensation and terms of service for any permitted non-audit services provided by the independent registered public accountants. Any proposed non-audit services in excess of pre-approved levels require further pre-approval by the audit committee. Our Chief Financial Officer reports regularly to the audit committee on the services performed and fees incurred by the independent registered public accountants for audit and permitted non-audit services during the prior quarter.

                                OTHER INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers and persons who own more than 10% of a registered class of our equity securities to file reports of ownership of, and transactions in, our securities with the Securities and Exchange Commission. These directors, executive officers and stockholders are also required to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of the copies of forms furnished to us, and written representations from certain reporting persons, we believe that our directors, executive officers and 10% stockholders met all applicable filing requirements during the fiscal year ended December 31, 2004, except that Carole Salkind, a beneficial owner of approximately 91% of our common stock, filed 21 late Forms 4 during 2004 covering a total of 32 transactions and R. Wayne Darville filed one late Form 4 during 2004 covering the grant of a stock award.

Stockholder Communications with the Board

     Stockholders may communicate directly with the full board of directors or either of the independent directors by writing to them c/o Secretary, NCT Group, Inc., 20 Ketchum Street, Westport, CT 06880. All communications involving the interests of NCT or our stockholders will be forwarded to the intended directors. All communications relating to our accounting, internal controls or auditing matters will be forwarded to the members of our audit committee.

     All directors are expected to attend our annual meeting of stockholders absent exceptional cause. All directors attended our last annual meeting which was held on July 10, 2001. We did not hold an annual meeting of stockholders in 2002 through 2004.

Stockholder Proposals And Recommendations of Director Nominees For Our 2006 Annual Meeting

     Under the rules of the Securities and Exchange Commission, if you wish to submit a stockholder proposal for inclusion in next year's proxy materials, we must receive your notice no later than January 16, 2006. If you wish to submit a stockholder proposal for consideration at our next annual meeting (without inclusion in next year's proxy materials), we must receive your notice no later than March 31, 2006. If we do not receive notice by that date, the persons named as proxies in the proxy materials relating to that meeting will use their discretion in voting the proxies if and when these matters are raised at the meeting. All proposals should be sent to our corporate secretary at our principal executive office.

     Any stockholder of record may also recommend nominees for election to our board of directors if a written notice is delivered to our corporate secretary at our principal executive offices no later than the close of business on the 70th day and no earlier than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting. The written notice must include:

o as to each person whom the stockholder proposes to nominate for election as a director all information relating to that person that is required to be disclosed in solicitations of proxies for election of directors pursuant to the Securities Exchange Act of 1934 (including the person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and

o as to the stockholder and the beneficial owner, if any, on whose behalf the recommendation is made:
     o    the name and address of the stockholder and the beneficial owner;
     o the number of shares of NCT common stock that are owned beneficially and held of record by the stockholder and the beneficial owner;

     o a representation that the stockholder is a holder of record entitled to vote at the meeting; and
     o a representation whether the stockholder and the beneficial owner, if any, intend to solicit proxies from stockholders in support of the recommendation.

     If the date of next year's annual meeting is advanced or delayed by more than 30 days from June 28, 2006, we will disclose the date of the 2006 annual meeting and the revised deadlines for the submission of stockholder proposals and recommendations of director nominees in the earliest possible quarterly report of Form 10-Q filed with the Securities and Exchange Commission.

                                                                         ANNEX I

                             Audit Committee Charter

Purpose

The Audit Committee shall represent and assist the Board of Directors with the oversight of:

  o  the integrity of the Company's financial statements and internal controls;
  o  the independent auditor's qualifications, independence and performance; and
  o  the Company's compliance with legal and regulatory requirements.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles ("GAAP") and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

Membership

The Audit Committee shall consist of two or more directors all of whom in the judgment of the Board shall meet the director (but not necessarily the audit committee member) independence requirements of The Nasdaq Stock Market, Inc. ("Nasdaq"). Each member shall be able to read and understand the Company's fundamental financial statements. No Audit Committee member may have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years. At least one member of the Audit Committee shall in the judgment of the Board be an "audit committee financial expert" as defined in the rules and regulations of the Securities and Exchange Commission (the "Commission") and at least one member (who may also serve as the audit committee financial expert) shall be financially sophisticated as required by the Nasdaq listing requirements. The members of the Audit Committee shall be appointed by the Board, and may be replaced by the Board at any time.

Meetings

The Audit Committee shall meet at least four times each year and at such other times as it deems necessary to fulfill its responsibilities. Meetings of the Audit Committee shall be held at such times and places as the Audit Committee shall determine, including by telephone or by written consent. The Audit Committee shall periodically meet separately with management and the independent auditor, in executive session, as the Audit Committee deems necessary. The Audit Committee may request any officer or employee of the Company, the Company's outside legal counsel or the independent auditor to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee. The Audit Committee shall report regularly to the Board with respect to its activities and make recommendations to the Board as appropriate.

Authority and Responsibilities

The Audit Committee shall select, retain and terminate where appropriate the independent auditor. The Audit Committee shall set the independent auditor's compensation and shall oversee the work of the independent auditor (including the resolution of disagreements between management and the independent auditor regarding financial reporting). The independent auditor shall report directly to the Audit Committee.

The Audit Committee shall pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members where appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next meeting.

The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal counsel or other advisors. The
Company shall provide for appropriate funding, as determined by the Audit Committee, for the payment of compensation to the independent auditor and to any advisors retained by the Audit Committee.

The Audit Committee shall make regular reports to the Board. The Audit Committee shall annually evaluate the adequacy of this Charter. The Audit Committee shall annually review the Audit Committee's own performance.

The Audit Committee, to the extent it deems necessary or appropriate, shall:

Financial Statement and Disclosure Matters
------------------------------------------

1. Review and discuss with management and the independent auditor the Company's annual audited financial statements, including disclosures made in management's discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company's Form 10-K or other annual report filed with the Commission.

2. Review and discuss with management and the independent auditor the Company's quarterly financial statements, including disclosures made in management's discussion and analysis, prior to the filing of the Company's Form 10-Q or other quarterly report filed with the Commission, including the results of the independent auditor's review of the quarterly financial statements.

3. Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including any significant changes in the Company's selection or application of accounting principles, any major issues as to the adequacy of the Company's internal controls and any special steps adopted in light of material control deficiencies.

4. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 as in effect at that time in the case of the annual statements and Statement on Auditing Standards No. 100 as in effect at that time in the case of the quarterly statements, including the independent auditor's judgments as to the quality, not just the acceptability, of the Company's accounting principles, any difficulties encountered in the course of the audit or review work, any restrictions on the scope of activities or access to requested information and any significant disagreements with management.

5.   Review and discuss quarterly with the independent auditor:

     (a) All critical accounting policies and practices to be used by the Company.

     (b) All alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

     (c)  Other material written  communications between the independent auditor
          and  management,   such  as  any  management  letter  or  schedule  of
          unadjusted differences.

6. Discuss with management the Company's earnings press releases, including the use of "pro forma" or "adjusted" non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

7. Discuss with management the Company's major financial risk exposures and the steps management has taken or should take to monitor and control such exposures, including the Company's risk assessment and risk management policies.

Oversight of the Company's Relationship with the Independent Auditor
--------------------------------------------------------------------

8. Obtain and review a report from the independent auditor at least annually regarding:

     (a)  the independent auditor's internal quality-control procedures;

     (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm;

     (c)  any steps taken to deal with any such issues; and

     (d)  all relationships between the independent auditor and the Company.

     Evaluate the qualifications, independence and performance of the independent auditor, including considering whether the auditor's quality controls are adequate and the provision of permitted non-audit services to the Company is compatible with maintaining the auditor's independence. The Audit Committee shall present its conclusions with respect to the independent auditor to the Board.

9.   Ensure the  rotation of the audit  partners as may be required by the rules
     and  regulations  of  the  Commission.   Consider  whether  to  rotate  the
     independent auditor from time to time.

10. Recommend to the Board policies for the Company's hiring of employees or former employees of the independent auditor.

Compliance Oversight
--------------------

11. Obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act (regarding the detection of potential illegal acts) has not been implicated.

12.  Review:

     (a)  the  status  of  compliance   with  laws,   regulations  and  internal
          procedures.

     (b) the scope and status of systems designed to promote Company compliance with laws, regulations and internal procedures.

13. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal control or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

14. Review and approve related party transactions in accordance with policies established by the Board.

Report

The Audit Committee shall prepare a report for inclusion in the Company's proxy statements relating to the election of directors.

                                                                        ANNEX II

                                 NCT Group, Inc.
                          2001 Stock and Incentive Plan
               (as amended and restated as of September 17, 2004)

1.   Purpose.

The purpose of the NCT Group, Inc. 2001 Stock and Incentive Plan (the "Plan") is to furnish a material incentive to employees, directors and consultants of the Company and its Subsidiaries by making available to them the benefits of Common Stock ownership in the Company through stock options, awards and otherwise. It is believed that these increased incentives stimulate the efforts of employees, directors and consultants towards the continued success of the Company and its Subsidiaries, as well as assist in the recruitment of new employees.

2.   Administration.

The Plan shall be administered and interpreted by the Compensation Committee, consisting of not less than two persons appointed by the Board of Directors of the Company from among its members. A person may serve on the Compensation Committee only if he or she (i) is a "Non-employee Director" for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "1934 Act"); and (ii) satisfies the requirements of an "outside director" for purposes of Section 162(m) of the Internal Revenue Code. The Compensation Committee may, in its sole and absolute discretion, and subject to the provisions of the Plan, from time to time establish such rules and regulations to administer the Plan, and delegate any or all of its authority to administer the Plan to any other persons or committees as it deems necessary or appropriate for the proper administration of the Plan, except that no such delegation shall be made in the case of stock options or awards intended to be qualified under Section 162(m) of the Internal Revenue Code. The decisions of the Compensation Committee or its authorized designee (the "Committee") shall be final, conclusive, and binding with respect to the interpretation and administration of the Plan and any grant made under it. The Committee shall make, in its sole discretion, all determinations arising in the administration, construction or interpretation of the Plan and stock options and awards under the Plan (other than stock options and awards granted to non-employee directors or outside consultants, which shall be determined by the Board of Directors), including the right to construe disputed or doubtful Plan, stock option or award terms and provisions, and any such determination shall be conclusive and binding on all persons, except as otherwise provided by law. No member of the Compensation Committee shall be liable for any action taken or determination made hereunder in good faith. Service on the Compensation Committee shall constitute service as a director of the Company so that all members of the Compensation Committee shall be entitled to indemnification and reimbursement as directors of the Company pursuant to its certificate of incorporation.

3.   Total Number of Shares.

Subject to the provisions of Section 8(b), the maximum amount of stock which may be issued under the Plan is 18,000,000 shares of the Common Stock of the Company. No participant under this Plan shall be granted (i) options or awards which could result in such participant receiving in any calendar year more than 20% of the maximum number of shares which may be issued under the Plan as set forth in the previous sentence, (ii) any option or award if such participant owns more than ten percent of the stock of the Company within the meaning of
Section 422 of the Internal Revenue Code; or (ii) any Incentive Stock Option which would result in such participant receiving a grant of Incentive Stock Options for stock that would have an aggregate fair market value in excess of $100,000, determined as of the time that the option is granted, that would be exercisable for the first time by such participant during any calendar year.

Any shares which are not purchased or awarded under an option or other award which has terminated, been surrendered back to the Company or lapsed, either by its terms or pursuant to the exercise, in whole or in part, of an award or right granted under the Plan, may be used for further grant of options or awards.

4.   Participation in Plan.

(a) Employees. All employees of the Company or its Subsidiaries shall be eligible to participate in this Plan. From time to time, the Committee shall determine which employees shall be granted options, stock awards or other awards under the Plan, the number of shares of Common Stock to be made subject thereto granted to each such employee and the terms and conditions of such options, consistent with the Plan. Upon the selection of an employee to be granted an option pursuant to the terms of this Plan, the Committee shall instruct the Secretary to issue such option and may impose such conditions on the grant of such option as it deems appropriate. No Incentive Stock Option shall be granted to any person who is not an employee. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any participant's employment at any time, nor confer upon any participant any right to continue in the employ of the Company or any Subsidiary. No employee shall have the right to be selected to receive an option or other award under this Plan or having been so selected, to be selected to receive a future award grant or option. Neither the award nor any benefits arising out of this Plan shall constitute part of a participant's employment contract with the Company or any Subsidiary and, accordingly, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Company without giving rise to liability on the part of the Company or any Subsidiary for severance payments. The awards under this Plan are not intended to be treated as compensation for any purpose under any other Company plan, benefit or arrangement. For any and all purposes under this Plan, the term "employee" shall not include a person hired as an independent contractor, leased employee, consultant or a person otherwise designated by the Company at the time of hire as not eligible to participate in or receive benefits under the Plan, even if such ineligible person is subsequently determined to be an "employee" by any governmental or judicial authority.

(b) Non-Employees. Non-employee directors and consultants (who are natural persons) of the Company shall be eligible to participate in this Plan. From time to time, the Board of Directors shall determine which non-employee directors and consultants shall be granted options, stock awards or other awards under the Plan, the number of shares of Common Stock to be made subject thereto, and the terms and conditions of such options, consistent with the Plan. Upon the selection of a non-employee director or consultant to be granted an option or award pursuant to the terms of this Plan, the Board of Directors shall instruct the Secretary to issue such option and may impose such conditions on the grant of such option as it deems appropriate. Non-employee directors and consultants shall not be granted Incentive Stock Options.

5.   Term of Plan.

No option or stock award with respect to shares shall be granted pursuant to this Plan after April 24, 2011, but the exercise of options or other awards, and restrictions on options or awards, may extend beyond such date.

6.   Terms and Conditions of Options.

Except as expressly provided in the Plan, all options under the Plan may be granted in either or both Incentive Stock Options or non-qualified stock options. All options granted hereunder shall be subject to the following terms and conditions:

(a) Option Price. The option price per share shall be set by the Committee (or the Board of Directors, in the case of options granted to non-employee directors or consultants); provided, however, that in the case of an Incentive Stock Option, the price per share shall be not less than 100% of the fair market value of the Common Stock on the date the option is granted, as determined by the Committee or the Board of Directors (as applicable), in accordance with applicable provisions of the Internal Revenue Code and Treasury Department rulings and regulations thereunder.

(b) Number of Shares. The option shall state the number of shares of Common Stock covered thereby.

(c) Exercise of Option. The granting of an option imposes no obligation on the optionee to exercise such option. Each option shall become exercisable according to the terms of this Plan; provided, however, that by a resolution adopted after an option is granted, the Committee (or the Board of Directors, in the case of an non-employee director or outside consultant) may, on such terms and conditions as it may determine to be appropriate, accelerate the time at which such option or any portion thereof may be exercised. Except as otherwise provided in this Plan or as expressly approved in each instance by the Committee (or the Board of Directors, in the case of options granted to non-employee directors or consultants), no portion of an option which is unexercisable at termination of employment, directorship or consultancy, as applicable, shall thereafter become exercisable. An option will be deemed exercised by the optionee, or in the event of death, an option will be deemed exercised by the estate of the optionee or by a person who acquired the right to exercise such option by bequest or inheritance or by reason of the death of the optionee, upon delivery of (i) a notice of exercise to the Company or its representative, or by using other methods of notice as the Committee shall adopt; and (ii) accompanying payment of the option price in accordance with any restrictions the Committee shall adopt. The notice of exercise, once delivered, shall be irrevocable.

(d) Term of Option. The Committee (or the Board of Directors, in the case of options granted to non-employee directors or consultants) shall determine the option exercise period of each stock option. The exercise period for Incentive Stock Options shall not exceed ten years from the grant date. A non-qualified stock option may be exercisable for a period of up to ten years and six months so as to conform with or take advantage of governmental requirements, statutes or regulations.

(e) First Exercisable Date; Partial Exercise. No option or any portion thereof may be exercised except as specified in the option; provided, however, in the event that the Board of Directors of the Company determines that a "Change of Control" of the Company has occurred or will occur, as that term is defined in
Section 8(e), any options or awards that are not exercisable or vested shall become exercisable or vested as of the Change of Control, and further provided that the Committee may in its discretion make any options that are not yet exercisable immediately exercisable (i) where an optionee's employment is to be terminated due to a divestiture or downsizing of a business; (ii) in the case of a retiring optionee who holds options with extended vesting provisions; or (iii) otherwise, where the Committee determines that such action is appropriate to prevent inequities with respect to an optionee. At any time and from time to time prior to the time when the option becomes unexercisable under this Plan, the exercisable portion of an option may be exercised in whole or in part; provided, however, that the Company shall not be required to issue fractional shares and the Committee (or the Board of Directors, in the case of options granted to non-employee directors or consultants) may, by the terms of the option, require any partial exercise to exceed a specified minimum number of shares.

(f) Termination of Option. All options shall terminate upon their expiration, upon their surrender, upon breach by the optionee of any provision of the option or in accordance with any other rules and procedures incorporated into the terms and conditions governing the options as the Committee (or the Board of Directors, in the case of options granted to non-employee directors or consultants) shall deem advisable or appropriate.

(g) Incorporation by Reference. The option shall contain a provision that all the applicable terms and conditions of this Plan are incorporated by reference therein.

(h) Other Provisions. The option shall also be subject to such other terms and conditions as the Committee (or the Board of Directors, in the case of options granted to non-employee directors or consultants) shall deem advisable or appropriate, consistent with the provisions of the Plan as herein set forth. In addition, the Incentive Stock Options shall contain such other provisions as may be necessary to meet the requirements of the Internal Revenue Code and Treasury Department rulings and regulations issued thereunder with respect to Incentive Stock Options. An Incentive Stock Option which fails to meet any of the requirements set forth in this Plan, the option or Section 422 of the Internal Revenue Code shall be a non-qualified stock option.

7.   Stock Awards.

Stock awards will consist of shares of Common Stock of the Company issued to participants. Each stock award to a participant may provide that the shares subject to such award may not be transferred or otherwise disposed of by the participant prior to the expiration of a period or periods specified therein (except that the award or the Committee may permit the earlier lapse of such restriction in the event of the participant's death, disability or retirement pursuant to any pension or retirement plan maintained by the Company or any of its Subsidiaries). Any stock award containing any such restriction shall provide that the Company shall have the right to reacquire such shares upon termination of the participant's employment with the Company while such restriction is in effect, such reacquisition to be upon the terms and conditions provided in the award. Stock awards shall also be subject to such other terms and conditions as the Committee shall deem advisable or appropriate consistent with the provisions of the Plan as herein set forth. Notwithstanding anything in this Plan to the Contrary, the maximum amount of stock awards which may be issued under this
Section 7 shall not exceed 15% of the maximum number of shares which may be issued under the Plan as set forth in the first sentence of Section 3 above.

8.   Conditions Applicable to All Options and Awards.

(a) Issuance of Stock Certificates. The Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of any option or portion thereof or upon any stock award prior to fulfillment of all of the following conditions:

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

     (i) The admission of such shares to listing on any and all stock exchanges on which such class of stock is then listed;

     (ii) The completion of any registration or other qualification of such shares under any state or Federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Committee (or Board of Directors, in the case of options granted to non-employee directors or consultants) shall, in its sole discretion, deem necessary or advisable;

     (iii) The obtaining of any approval other clearance from any state or Federal governmental agency which the Committee (or the Board of Directors, in the case of options granted to an non-employee directors or consultants) shall, in its sole discretion, determine to be necessary or advisable; and

     (iv) If applicable, the payment in cash by the optionee to the Company of all amounts which the Company is required to withhold under Federal, state or local law in connection with the exercise of an option upon request by the Company.

(b) Recapitalization. In the event of any change in the number or kind of outstanding shares of Common Stock of the Company by reason of a recapitalization, merger, consolidation, reorganization, separation, liquidation, stock split, stock dividend, combination of shares or any other change in the corporate structure or shares of stock of the Company, an appropriate adjustment will be made, in accordance with applicable provisions of the Internal Revenue Code and Treasury Department rulings and regulations thereunder, in the number and kind of shares for which any options or awards may thereafter be granted both in the aggregate and as to each optionee, as well as in the number and kind of shares theretofore granted and the price payable. In no event may any change be made in an Incentive Stock Option which would constitute a "modification" under Section 424(h)(3) of the Internal Revenue Code. The Committee may adjust awards to preserve the benefits or potential benefits of the awards otherwise in a manner not inconsistent with applicable provisions of the Internal Revenue Code and Treasury Department rulings and regulations thereunder. Action by the Committee may include, without limitation:
(i) adjustment of the number and of kind of shares which may be delivered under the Plan; (ii) adjustments of the number and kind of shares subject to outstanding awards; (iii) adjustment of the exercise price of outstanding options; and (iv) any other adjustments the Committee determines to be equitable. Any such determination shall be final and binding on all parties.

(c) Transferability. Options and awards shall not be transferable other than by will or the laws of descent and distribution and shall be exercisable, during the optionee's or grantee's lifetime, only by the optionee or grantee; provided, however, that the Committee (or the Board of Directors, in the case of options granted to non-employee directors or consultants) in its discretion may grant (or sanction by way of an amendment to an existing grant) non-qualified stock options which may be transferred by the optionee, solely as gifts during the optionee's lifetime, to any member of the optionee's immediate family or to a trust established for the exclusive benefit of one or more members of the optionee's immediate family, in which case the terms of such option shall so state. As used in this subsection, immediate family shall mean any spouse, child, stepchild or grandchild of an optionee, and shall include any of the foregoing relationships arising from legal adoption.

(d) Leave of Absence. If approved by the Committee, an employee's absence or leave because of military or governmental service, disability or other reason shall not be considered an interruption of employment for any purpose of the Plan.

(e) Change of Control. Change of Control shall mean the occurrence of any of the following events: (i) at any time during the two-year period following the Effective Date, or the beginning of a renewal term, as the case may be, at least a majority of the Company's Board of Directors shall cease to consist of "Continuing Directors" (meaning directors of the Company who either were directors at the beginning of such two-year period or who subsequently became directors and whose election, or nomination for election by the Company's stockholders, was approved by a majority of the then Continuing Directors); or
(ii) any "person" or "group" (as determined for purposes of Section 13(d)(3) of the 1934 Act), except any majority-owned Subsidiary of the Company or any employee benefit plan of the Company or any trust thereunder, shall have acquired, directly or indirectly, more than 50% of either (A) the outstanding shares of the Common Stock of the Company or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors; or (iii) a merger or consolidation occurs to which the Company is a party, whether or not the Company is the surviving corporation, in which outstanding shares of Common Stock of the Company are converted into shares of another company (other than a conversion into shares of voting Common Stock of the successor corporation or a holding company thereof representing more than 50% of the voting power of all capital stock thereof outstanding immediately after the merger or consolidation) or other securities (of either the Company or another company) or cash or other property; or (iv) the sale of all, or substantially all, of the Company's assets occurs; or (v) the stockholders of the Company approve a plan of complete liquidation of the Company.

(f) Applicable Law. Any option or other award shall contain a provision that it may not be exercised at a time when the exercise thereof or the issuance of shares thereunder would constitute a violation of any Federal or state law or listing requirements of the New York Stock Exchange, the NASDAQ Stock Market, or other principal market on which the Company's Common Stock is listed for trading for such shares or a violation of the applicable laws of any foreign jurisdiction where options or other awards are or will be granted under the Plan. The provisions of the Plan shall be construed, regulated and administered according to the laws of the State of Delaware without giving effect to principles of conflicts of laws, except to the extent superseded by any controlling Federal statute.

(g) Performance Based Awards. The Committee may designate whether any award under Section 7 being granted to any employee is intended to be "performance-based compensation" as that term is used in Section 162(m) of the Internal Revenue Code. Any such awards designated to be "performance-based compensation" shall be conditioned on the achievement of one or more performance measures, to the extent required by Internal Revenue Code Section 162(m). The performance measurers that may be used by the Committee for such awards shall be based on any one or more of the following as selected by the Committee: Total shareholder return, earnings per share growth, increase in revenue, share price appreciation, return on assets, return on equity, inventory utilization, total asset utilization and operating income growth. For such awards intended to be "performance-based compensation," the grant of the awards and the established of the performance measures shall be made during the period required under Internal Revenue Code Section 162(m).

(h) Tax Withholding. The Company shall have the right to deduct applicable taxes from any option or award payment and withhold, at the time of delivery or vesting of cash or shares of Common Stock under this Plan, an appropriate amount of cash or number of shares of Common Stock or a combination thereof for payment of taxes required by law or to take such other actions as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. The Committee may also permit withholding to be satisfied by the transfer to the Company of shares of Common Stock theretofore owned by the holder of the option or award with respect to which withholding is required. If shares of Common Stock are used to satisfy tax withholding, such shares shall be valued based on the Common Stock's fair market value when the tax withholding is required to be made.

(i) Rights as Stockholders. The holder of an option shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any shares purchasable upon the exercise of any part of an option unless and until such holder has entered into a stockholder's agreement with the Company, if and as may be required by the Company, and certificates representing such shares have been issued by the Company to such holder.

9.   Definitions.

(a) Board of Directors. The term "Board of Directors" shall mean the Board of Directors of the Company.

(b) Committee. The term "Committee" shall mean the Compensation Committee or such other persons or committee as referred to in Section 2 hereof to which it has delegated any authority, as may be appropriate.

(c) Common Stock. The term "Common Stock" shall mean the $.01 par value Common Stock of the Company, authorized but unissued, or issued and reacquired by the Company and held as treasury stock, or held by any trust or in any reserve established by the Company for the purpose of satisfying the Company's obligations for the issuance of Common Stock under the Plan.

(d) Company. The term "Company" shall mean NCT Group, Inc., a Delaware corporation, or any successor corporation.

(e) Effective Date. The effective date shall be April 25, 2001.

(f) Compensation Committee. The term "Compensation Committee" shall mean the Compensation Committee of the Company as constituted by resolution of the Board of Directors.

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

(g) Incentive Stock Option. The term "Incentive Stock Option" shall mean an option which qualifies under Section 422 of the Internal Revenue Code and is designated an Incentive Stock Option by the Committee.

(h) Internal Revenue Code. The term "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as it may be amended from time to time.

(i) Subsidiary. The term "Subsidiary" shall mean a subsidiary corporation of the Company as determined by the Committee, provided, however, that in the case of Incentive Stock Options, such term shall be as defined in Section 424(f) of the Internal Revenue Code.

10. Use of Proceeds.

The proceeds received by the Company from the sale of stock under the Plan shall be added to the general funds of the Company and shall be used for such corporate purposes as the Board of Directors shall direct.

11. Amendment and Revocation.

The Compensation Committee shall have the right to alter, amend or revoke the Plan or any part thereof at any time and from time to time; provided, however, that without the consent of the participants affected, unless required by law, no change may be made in any option or award theretofore granted which will impair the rights of such participants, and provided further, that the Compensation Committee may not, without the approval of the holders of a majority of the outstanding Common Stock present in person or by proxy at any duly called meeting of the stockholders, make any alteration or amendment to the Plan which increases the maximum number of shares of Common Stock which may be issued under the Plan or the number of shares of such stock which may be issued to any one participant, extends the term of the Plan, reduces the option price below that now provided for in the Plan, materially modifies the eligible class of employees or effects a change relating to Incentive Stock Options which is inconsistent with Section 422 of the Internal Revenue Code. The Compensation Committee may delegate to another committee, as it may appoint, the authority to take any action consistent with the terms of the Plan, either before or after an option or award has been granted, which such other committee deems necessary or advisable to comply with any government laws or regulatory requirements of a foreign country, including but not limited to modifying or amending the terms and conditions governing any options or awards or establishing any local country plans as sub-plans to this Plan, each of which may be attached as an Appendix hereto.

12. Compliance with Section 16.

With respect to participants subject to Section 16 of the 1934 Act ("Members"), all grants, awards, exercises of options and any other transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent that compliance with any Plan provision applicable solely to Members is not required in order to bring a transaction by Member into compliance with Rule 16b-3 or any successor rule or regulation, it shall be deemed null and void as to such transaction, to the extent permitted by law and deemed advisable by the Committee. To the extent any provision of the Plan or action by the Committee involving Members is deemed not to comply with an applicable condition of Rule 16b-3 or any successor rule or regulation, it shall be null and void as to Members, to the extent permitted by law and deemed advisable by the Committee.

13. Effect of Plan Upon Other Option and Compensation Plans.

The adoption of this Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in this Plan shall be construed to limit the right of the Company or any Subsidiary (a) to establish any other forms of incentives or compensation for directors, employees or consultants of the Company (or any Subsidiary); or (b) to grant or assume options otherwise than under this Plan in connection with any proper purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise of the business, stock or assets of any corporation, firm or association.

14.  Approval of Plan by Stockholders.

This Plan will be submitted for the approval of the Company's stockholders within twelve months after the date of the Board of Directors' initial adoption of this Plan and the Plan and the options granted hereunder will be effective upon approval by such stockholders as contemplated by Section 280G(b)(5)(A)(ii) of the Internal Revenue Code and regulations thereunder as if a "change in control" occurred immediately following such approval. No option may be exercised to any extent by anyone unless and until the Plan is so approved by the stockholders, and if such approval has not been obtained by the end of said twelve-month period, the Plan and all options theretofore granted shall thereupon be cancelled and become null and void.

15.  Titles.

Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

16.  Severability.

In the event any portion of the Plan or any action taken pursuant hereto shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provisions had not been included, and the illegal or invalid action shall be null and void.

                                 NCT GROUP, INC.
                                20 Ketchum Street
                           Westport, Connecticut 06880

           This Proxy is Solicited on Behalf of the Board of Directors

     The undersigned hereby appoints Michael J. Parrella, Irene Lebovics and Cy.
E. Hammond as proxies, each with the power to appoint his or her substitute, and hereby authorizes them, and each of them, to represent and vote, as designated on the reverse side, all the shares of common stock of NCT Group, Inc. held of record by the undersigned on April 29, 2005, at the annual meeting of stockholders to be held on June 28, 2005, or any adjournment thereof.

1. ELECTION OF DIRECTORS

    FOR all nominees listed below (except as marked to the contrary)     / /

    WITHHOLD AUTHORITY to vote for all nominees listed below             / /

Michael J. Parrella, John J. McCloy II, Sam Oolie, Irene Lebovics, Cy E. Hammond

 (To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)


    -------------------------------------------------------------------------

2. To approve the amendment to NCT Group's Second Restated Certificate of Incorporation to increase the number of shares of common stock authorized thereunder from 645 million shares to 5.622 billion shares.

                 FOR / /        AGAINST / /         ABSTAIN / /

3. To approve the amendment to NCT Group's 2001 Stock and Incentive Plan to increase the number of shares of common stock issuable under the 2001 Plan from 18 million shares to 618 million shares of common stock.

                 FOR / /        AGAINST / /         ABSTAIN / /

4. At their discretion, the proxies are authorized to vote upon such other matters as may properly come before the annual meeting.

     This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposals 1, 2 and 3.

                                          Dated:  ________________________, 2005


                                          ______________________________________
                                                       Signature

                                          ______________________________________
                                                       Signature

     Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give title. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

           PLEASE MARK, SIGN, DATE AND RETURN THE PROXY FORM PROMPTLY
                           USING THE ENCLOSED ENVELOPE

                                ADMISSION TICKET
            Bring this ticket with you for admission to the meeting.


                             [NCT Group, Inc. logo]

                         Annual Meeting of Stockholders

                  Tuesday, June 28, 2005, 10:00 a.m. local time
                                The Westport Inn
                               1595 Post Road East
                              Westport, Connecticut

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